UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.
__________________________
SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )
__________________________

Filed by the Registrant    ☒    Filed by a Party other than the Registrant    ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
OUTFRONT Media Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

405 Lexington Avenue, 17th Floor
New York, New York 10174

April 22, 2022

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of OUTFRONT Media Inc. on June 7, 2022, at 10:00 a.m., Eastern Daylight Time. As we have done throughout the ongoing coronavirus (“COVID-19”) pandemic, and in order to provide expanded access, improved communication and cost savings for our stockholders, the Annual Meeting will again be a virtual meeting. You will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via a live audio webcast by visiting www.virtualshareholdermeeting.com/OUT2022 and by following the procedures set forth in the proxy materials.

The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting by webcast, we strongly urge you to cast your vote promptly. The enclosed materials contain instructions on how you can exercise your right to vote over the internet, by telephone or by mail.

Thank you for your continued support of OUTFRONT Media Inc.

Sincerely,

JEREMY J. MALE
Chairman and Chief Executive Officer

405 Lexington Avenue, 17th Floor
New York, New York 10174

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To OUTFRONT Media Inc. Stockholders:

Notice is hereby given that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of OUTFRONT Media Inc., a Maryland corporation (the “Company”), will be held on June 7, 2022, at 10:00 a.m., Eastern Daylight Time, via a live audio webcast located at www.virtualshareholdermeeting.com/OUT2022. The Annual Meeting will be held to consider and vote upon the following proposals:

1.To elect the director nominees named in this proxy statement, each to serve until the 2023 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies.
2.To ratify the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2022.
3.To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.
4.To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on April 8, 2022 are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Each stockholder of record is entitled to one vote for each share of common stock held at that time.

Your vote is important to us. You may cast your vote over the internet, by telephone, or by mail.

The proxy materials are first being made available to stockholders on or about April 22, 2022.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 7, 2022: the Company’s proxy statement and 2021 annual report to stockholders are available at www.proxyvote.com.

By Order of the Board of Directors,

LOUIS J. CAPOCASALE
Corporate Secretary
April 22, 2022

-i-

405 Lexington Avenue, 17th Floor
New York, New York 10174

PROXY STATEMENT

April 22, 2022

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What are proxy materials?

OUTFRONT Media Inc., a Maryland corporation (the “Company,” “we,” “our” or “us”), made these proxy materials available to you via the internet or, upon your request, delivered printed versions of these proxy materials to you by mail in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of the Company of proxies to be voted at the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 7, 2022, at 10:00 a.m., Eastern Daylight Time via a live audio webcast, and at any postponement or adjournment of the Annual Meeting. The Notice of Internet Availability of Proxy Materials, proxy statement and form of proxy are being distributed and made available on the internet on or about April 22, 2022, to all stockholders entitled to notice of, and to vote at, the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting via webcast and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under the U.S. Securities and Exchange Commission (the “SEC”) rules, and is designed to assist you in voting your shares. The proxy materials include this proxy statement for the Annual Meeting, the Notice of Annual Meeting of Stockholders, an annual report to stockholders, including our Annual Report on Form 10-K for the year ended December 31, 2021, and the proxy card or a voting instruction form for the Annual Meeting.

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

In accordance with the SEC rules, we may furnish proxy materials, including this proxy statement and our annual report, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Accordingly, we are sending the Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners as of the close of business on
April 8, 2022 (the “Record Date”) on or about April 22, 2022. Stockholders receiving a Notice of Internet Availability of Proxy Materials by mail will not receive a printed copy of proxy materials, unless they so request. Instead, the Notice of Internet Availability of Proxy Materials will instruct stockholders as to how they may access and review proxy materials on the internet. Stockholders who receive a Notice of Internet Availability of Proxy Materials by mail who would like to receive a printed copy of the Company’s proxy materials, including a proxy card or voting instruction form, should follow the instructions for requesting these materials included in the Notice of Internet Availability of Proxy Materials. Stockholders who currently receive printed copies of proxy materials who would like to receive future copies of these documents electronically instead of by mail should follow the instructions for requesting electronic delivery set forth in the proxy card, the form of which is included with this proxy statement.

I share an address with another stockholder. Why did we receive only one copy of the proxy materials and how may I obtain an additional copy of the proxy materials?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy the delivery requirements for a Notice of Internet Availability of Proxy Materials or other Annual Meeting materials, including this proxy statement and the annual report to stockholders, with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials, proxy statement or annual report of stockholders, as applicable, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, proxy statement or annual report to stockholders, as applicable, please notify your broker if your shares are held in a brokerage account, or the Company’s Corporate Secretary at the address or telephone number below if you hold registered shares. If you have multiple accounts in your name or share an address with other stockholders, you may also request “householding” and authorize your broker to discontinue mailings of multiple copies of the Notice of Internet Availability of Proxy Materials, proxy statement or annual report to stockholders, as applicable, by notifying your broker if your shares are held in a brokerage account, or the Company’s Corporate Secretary at the address or telephone number below if you hold registered shares. Upon request, we will deliver promptly a copy of the Notice of Internet Availability of Proxy Materials, proxy statement or annual report to stockholders, as applicable, to stockholders at a shared address to which a single copy of these documents was delivered. Stockholders can submit this request by contacting the Company’s Corporate Secretary, at OUTFRONT Media Inc., 405 Lexington Avenue, 17th Floor, New York, New York 10174, (212) 297-6400.

What items of business will be voted on at the Annual Meeting?

There are 3 proposals scheduled to be considered and voted on at the Annual Meeting:

•Proposal No. 1: The election of the director nominees named in this proxy statement, each to serve until the 2023 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies.

•Proposal No. 2: The ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2022.

•Proposal No. 3: The approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

How does the board of directors recommend I vote on these proposals?

•“FOR” election of each of the director nominees named in this proxy statement.

•“FOR” ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2022.

•“FOR” approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

Who is entitled to vote at the Annual Meeting?

Stockholders as of the close of business on the Record Date may vote at the Annual Meeting. As of the Record Date, there were 164,009,700 shares of our common stock, par value $0.01 per share (“common stock”) and 125,000 shares of our Series A Convertible Perpetual Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), outstanding. You are entitled to one vote for each share of common stock held by you as of the Record Date. At the Annual Meeting, each share of Series A Preferred Stock entitles the record holder of Series A Preferred Stock to 62.5 votes per share, which is the number of votes equal to the largest number of whole shares of common stock into which each share of Series A Preferred Stock could be converted as of the Record Date. Thus, holders of shares of Series A Preferred Stock are entitled to an aggregate of 7,812,500 votes for each director nominee and on each other proposal considered and voted upon at the Annual Meeting, and will vote as a single class with the holders of our common stock at the Annual Meeting. Accordingly, the aggregate number of votes that may be cast by the holders of our common stock and our Series A Preferred Stock at the Annual Meeting, voting together as a single class, is 171,822,200 votes.

If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability of Proxy Materials was provided to you directly. As the stockholder of record, you have the right to vote by proxy or to vote in person at the Annual Meeting by webcast.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials was forwarded to you by your broker or nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting by webcast and may be eligible to vote their shares at the Annual Meeting using the procedures outlined by their broker or other nominee. Certain street name holders may be required to follow broker’s procedures for obtaining a “legal proxy,” which may take several days to obtain. The material from your broker, bank or other nominee will include a voting instruction form or other document by which you may instruct your broker, bank or other nominee how to vote your shares.

A quorum is required for our stockholders to conduct business at the Annual Meeting. Under the Company’s Amended and Restated Bylaws (the “Bylaws”), the presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum at the Annual Meeting.

Dissenters’ rights are not applicable to any of the matters being voted upon at the Annual Meeting.

What votes are required with respect to each proposal?

Proposal No. 1, the director nominees will be elected by the affirmative vote of a majority of the votes cast with regard to each such nominee, which means that the number of votes “for” each nominee must exceed the number of votes “against” such nominee.

Proposal No. 2, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2022, requires the affirmative vote of a majority of the votes cast on the matter, which means that the number of votes “for” the proposal must exceed the number of votes “against” the proposal.

Proposal No. 3, the non-binding advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement, requires the affirmative vote of a majority of the votes cast on the matter, which means that the number of votes “for” the proposal must exceed the number of votes “against” the proposal. As an advisory vote, this proposal is not binding. However, the Board will consider the outcome of the vote when making future compensation decisions for our named executive officers.

How are votes counted?

With respect to each of Proposals Nos. 1, 2, and 3, you may vote “for”, “against” or “abstain” from voting on any such proposal.

A broker non-vote occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on “routine” matters. Where a proposal is not “routine,” a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal. At the Annual Meeting, only Proposal No. 2, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2022, is considered a routine matter. Your broker will therefore not have discretion to vote on Proposals Nos. 1 and 3, but will have discretion to vote on Proposal No. 2.

Pursuant to Maryland law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. For purposes of Proposals Nos. 1, 2 and 3, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote.

If any nominee for director in an uncontested election receives a greater number of “against” votes than votes “for” his or her election (a “Majority Against Vote”), the nominee has not received the requisite votes needed to be elected to the Board and the Company’s Corporate Governance Guidelines require that such incumbent director nominee promptly tender a written offer of resignation to the Chairman of the Board. The Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”) will promptly consider the director’s offer of resignation and recommend to the Board whether to accept the tendered resignation or to take some other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the Majority Against Vote. In making this recommendation, the Nominating and Governance Committee will consider all factors deemed relevant by its members, including, without limitation, the stated reason or reasons why the stockholders voted “against” the election of the applicable director (if ascertainable), the qualifications of the director whose resignation has been tendered, the director’s contributions to the Company, the overall composition of the Board and whether by accepting such resignation, the Company will no longer be in compliance with any applicable law, rule, regulation or governing document (including the New York Stock Exchange (“NYSE”) listing standards, federal securities laws or the Company’s Corporate Governance Guidelines), and whether or not accepting the resignation is in the best interests of the Company and its stockholders. The Board will act on the Nominating and Governance Committee’s recommendation within 90 days following certification of the stockholder vote. In considering the Nominating and Governance Committee’s recommendation, the Board will consider the information, factors, and alternatives considered by the Nominating and Governance Committee and such additional information, factors and alternatives as the Board believes to be relevant. Following the Board’s decision, the Company will publicly disclose the Board’s decision. The director who tenders his or her offer of resignation will not participate in the decisions of the Nominating and Governance Committee or the Board that concern the resignation.

How can I attend and vote at the Annual Meeting?

The Annual Meeting will be a virtual meeting of stockholders, as it was last year. You will be able to attend and vote and submit questions during the Annual Meeting via a live audio webcast by visiting www.virtualshareholdermeeting.com/OUT2022, which will begin on June 7, 2022 at 10:00 a.m., Eastern Daylight Time. The rules of conduct for the Annual Meeting will be available on www.virtualshareholdermeeting.com/OUT2022 during the Annual Meeting.

Stockholders will need their unique 16-digit control number, which appears on the Notice of Internet Availability of Proxy Materials or your proxy card that accompanied the proxy materials, or which may be included in the materials forwarded to you by your broker or other nominee.  In the event that you do not have a control number, please contact your broker or other nominee as soon as possible and no later than Tuesday, May 24, 2022, so that you can be provided with a control number and gain access to the virtual Annual Meeting.

Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system.  We encourage our stockholders to access the Annual Meeting prior to the start time. If you require technical support, please call (844) 986-0822 (or internationally, (303) 562-9302), which is available 30 minutes prior to the start of the Annual Meeting through the conclusion of the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

If you are a stockholder of record, you may authorize a proxy to vote your shares. Specifically, you may authorize a proxy to vote:

By Internet—If you have internet access, you may submit your proxy by going to www.proxyvote.com and following the instructions on how to complete an electronic proxy card. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card in order to authorize a proxy to vote by internet. Internet voting is available until 11:59 p.m., Eastern Daylight Time, on June 6, 2022.

By Telephone—If you have access to a touch-tone telephone, you may submit your proxy by calling the telephone number specified on your Notice of Internet Availability of Proxy Materials or your proxy card and by following the recorded instructions. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card in order to authorize a proxy to vote by telephone. Telephone voting is available until 11:59 p.m., Eastern Daylight Time, on June 6, 2022.

By Mail—You may authorize a proxy to vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity. If you sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee named in this proxy statement with respect to Proposal No. 1, and “FOR” Proposals Nos. 2 and 3 as recommended by the Board, and in accordance with the discretion of the holders of the proxy with respect to any other matter that may properly come before the Annual Meeting or any postponement or adjournment thereof.

If you hold your shares in street name, you may also submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the internet, by telephone or by mail. Please refer to information from your bank, broker, or other nominee on how to submit voting instructions.

How do I change or revoke my proxy?

You may change your vote and revoke your proxy at any time prior to the vote at the Annual Meeting. If you are the stockholder of record, a proxy may be revoked by a writing delivered to the Company’s Corporate Secretary, at OUTFRONT Media Inc., 405 Lexington Avenue, 17th Floor, New York, New York 10174, stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, by authorizing a new proxy to vote on a later date on the internet or by telephone (only your latest internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by attendance at the Annual Meeting and voting in person via webcast. Attendance alone, without voting, will not be sufficient to revoke a previously authorized proxy. If your shares are held in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee following the instructions it has provided, or, if you have obtained a “legal proxy” from your broker or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person via webcast.

Who will count the vote?

A representative of IOE Services Inc. will serve as the inspector of election for the Annual Meeting, and will tabulate the votes.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by mail, telephone, facsimile, electronic transmission or other means. Our directors, officers and employees do not receive additional compensation for soliciting proxies. Brokers, banks and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. We have also engaged MacKenzie Partners, Inc. to serve as our proxy solicitor for the Annual Meeting at a fee of $11,000, plus reimbursement of reasonable expenses. MacKenzie Partners, Inc. will, among other things, provide advice relating to the content of solicitation materials, solicit banks, brokers, nominees and institutional investors to determine voting instructions, and monitor voting.

Whom should I contact if I have questions about the Annual Meeting?

If you have any additional questions about the Annual Meeting, how to vote via webcast or otherwise, please contact our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (toll-free) or (212) 929-5500 (international callers). Please contact our Investor Relations Department, at investor@outfrontmedia.com, for other inquiries.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Executive Officers

The following table sets forth information as of March 31, 2022 regarding the individuals who serve as our executive officers, excluding Mr. Male’s biographical information. Mr. Male’s biographical information can be found in the section entitled “—Board of Directors” below.

Name	Age	Position
Jeremy J. Male	64	Chairman and Chief Executive Officer
Matthew Siegel	59	Executive Vice President, Chief Financial Officer
Clive Punter	55	Executive Vice President, Chief Revenue Officer
Richard H. Sauer	64	Executive Vice President, General Counsel
Jodi Senese	63	Executive Vice President, Chief Marketing Officer
Andrew R. Sriubas	53	Executive Vice President, Chief Commercial Officer
Nancy Tostanoski	58	Executive Vice President, Chief Human Resources Officer

None of our executive officers is related to each other or any director of the Company by blood, marriage or adoption.

Matthew Siegel has served as the Company’s Executive Vice President, Chief Financial Officer since June 2018. Prior to that, Mr. Siegel served as Executive Vice President and Chief Financial Officer of CBS Radio Inc. from November 2016 to November 2017, where he was responsible for all financial functions of the business, including treasury, investor relations, financial planning, corporate accounting and risk management, prior to its merger with Entercom Communications Corp. in November 2017.  Before that, Mr. Siegel served as Co-Chief Financial Officer, Senior Vice President and Treasurer of Time Warner Cable Inc. from 2015 to 2016, and as Senior Vice President and Treasurer of Time Warner Cable Inc. from 2008 to 2015.  Previously, he served as Vice President and Assistant Treasurer of Time Warner Inc. from 2001 to 2008.

Clive Punter has served as the Company’s Executive Vice President, Chief Revenue Officer since October 2014. Prior to that, he was a founding partner of GeniusQ, a senior executive consulting company, from 2012 to 2014. Prior to that, he served as a managing director at LinkedIn Corporation from 2010 to 2012, where he led the global marketing solutions business. Mr. Punter previously served in various roles at CBS Outdoor International (now known as Exterion Media) from 1995 to 2010, including as International CEO from 2007 to 2010.

Richard H. Sauer has served as the Company’s Executive Vice President, General Counsel since December 2006. He served as the Company’s Corporate Secretary from March 2014 to June 2017. Prior to that, he was a partner at the law firm Duane Morris LLP and, before that, a partner at the law firm Jones Day.

Jodi Senese has served as the Company’s Executive Vice President, Chief Marketing Officer since April 2013. Prior to that, she served as the Company’s Executive Vice President, Marketing from 2001 to 2013, overseeing all aspects of marketing, public relations, research and creative services, as well as the development of new business strategies for the Company. Previously, she served as Executive Vice President, Marketing at TDI Worldwide Inc. (which was later acquired by the Company) from 1990 to 2001. Before that, she served as Vice President, Marketing at Gannett Outdoor (which was later acquired by the Company) from 1988 to 1990. Ms. Senese began her career in sales at New York Subways Advertising Company (which was later acquired by the Company) in 1981. She served as Chairwoman of the Outdoor Advertising Association of America Marketing Committee from 2009 through 2013. Ms. Senese currently serves on the board of directors of Geopath, Inc.

Andrew R. Sriubas has served as the Company’s Executive Vice President, Chief Commercial Officer since July 2017. Prior to that, he served as the Company’s Executive Vice President, Strategic Planning & Development from July 2014 to July 2017. Prior to that, Mr. Sriubas served as Chief of Strategy & Corporate Development at Sonifi Solutions, Inc. from 2013 to 2014, where he was responsible for corporate partnerships, product development, content acquisitions and digital deployment systems. Before joining Sonifi, from 1989 to 2013, Mr. Sriubas held senior roles at Citicorp Securities, Inc., Donaldson, Lufkin & Jenrette/Credit Suisse First Boston, UBS Investment Bank, JP Morgan Chase and Moorgate Partners, advising and raising capital for technology, media and telecommunications companies. Mr. Sriubas currently serves on the boards of directors of Argus Capital Corp. and the Media Rating Council, and on the advisory board of Palisades Ventures, L.L.C.

Nancy Tostanoski has served as the Company’s Executive Vice President, Chief Human Resources Officer since February 2015. Prior to that she served as the Company’s Senior Vice President, Human Resources from May 2014 to February 2015. Ms. Tostanoski also served as Vice President, Global Compensation and Benefits at PVH Corp. (formerly known as The Warnaco Group, Inc.) from 2010 to 2013, where she was responsible for global compensation, benefits and performance management for the publicly-held branded apparel company. From 2007 to 2010, Ms. Tostanoski served as Vice President, Global Compensation, Benefits and Shared Services at Reader’s Digest Association, Inc., where she was responsible for global compensation, benefits and U.S. shared services for the privately-held publishing and media company.

Board of Directors

Our business and affairs are managed under the direction of the Board. The Company’s Charter (the “Charter”) provides that the number of directors on the Board is fixed exclusively by the Board pursuant to our Bylaws, but may not be fewer than the minimum required by Maryland law, which is currently one. The Bylaws provide that the Board will consist of not less than one and not more than 15 directors. The Board currently consists of eight directors. See “—Election of Directors.” During 2021, the Board held six meetings and also acted by unanimous written consent two times. Each incumbent director attended at least 75% of (1) the total number of meetings of the Board held during the period that he or she has been a director and (2) the total number of meetings held by all committees of the Board on which such director served during the periods that he or she served during 2021. In addition to Board and committee meetings, directors are invited and expected to attend the Annual Meeting. All directors then serving attended the Company’s 2021 Annual Meeting of Stockholders.

In accordance with the NYSE listing standards, the non-management and independent directors meet separately in executive sessions, without directors who are Company employees, at least two times each year, and at such other times as they deem appropriate. During 2021, the Company’s non-management and independent directors met in executive session two times, and the Lead Independent Director presided at all of the executive sessions.

The following table sets forth information as of March 31, 2022 regarding individuals who serve as members of the Board.

Name	Age	Position
Nicolas Brien	60	Director
Angela Courtin	48	Director
Manuel A. Diaz	67	Director
Michael J. Dominguez	52	Director
Jeremy J. Male	64	Chairman and Chief Executive Officer
Peter Mathes	69	Director
Susan M. Tolson	60	Director
Joseph H. Wender*	77	Director

*Lead Independent Director

None of our directors is related to each other or any executive officer of the Company by blood, marriage or adoption.

The Board believes that all of the directors are highly qualified and have specific employment and leadership experiences, qualifications, and skills that qualify them for service on the Board. The specific experiences, qualifications and skills that the Board considered in determining that such person should serve as a director are included in their biographies and also summarized in the following table:

Nicolas Brien Member since 2014 Independent Director

Mr. Brien has served on the Board since October 2014. He has served as Chief Executive Officer of Amobee, Inc. since August 2021, and as Chief Strategy Officer of Velocity Acquisition Corp. since February 2021. Prior to that, he served as Chief Executive Officer, the Americas and U.S., of Dentsu Aegis Network Ltd. from August 2017 to December 2019, and as a consultant to Dentsu Aegis Network Ltd. from January 2020 to March 2020. He served as the Chief Executive Officer of iCrossing, a subsidiary of Hearst Corporation, and as President of Hearst Magazines Marketing Services, a division of Hearst Corporation, from March 2015 to July 2017. Prior to that, he served as Chairman and Chief Executive Officer of McCann Worldgroup from April 2010 through November 2012, and as Chief Executive Officer of IPG Mediabrands from 2008 to 2010. Mr. Brien also served as Chief Executive Officer of Universal McCann from 2005 to 2008. We believe Mr. Brien is qualified to serve as a member of the Board because with over 30 years of experience in the advertising, media and marketing industry, Mr. Brien brings to the Board a unique cross-disciplinary perspective, extensive operational experience and expertise working with world-class brands.

Angela Courtin Member since 2017 Independent Director

Ms. Courtin has served on the Board since April 2017. She has served as Global Head of YouTube TV and Originals Marketing since July 2017. She served as the Chief Marketing Officer of Fox Broadcasting Company from August 2015 to March 2017. Prior to that, she served as Chief Marketing Officer of Relativity Media LLC from July 2014 to July 2015. In July 2015, Relativity Media LLC filed for reorganization under bankruptcy laws after failing to make required loan payments, and subsequently exited bankruptcy in April 2016. Ms. Courtin also served as President of Dentsu Aegis Network Ltd. from August 2013 to July 2014 and President of The Story Lab from July 2012 to January 2014. Ms. Courtin also served in different roles at Aegis Media, including as the Chief Content Officer from August 2012 to August 2013, and Executive Vice President, Content & Convergence from March 2011 to July 2012. Ms. Courtin served on the board of directors of Vapor Corp. (now known as Healthier Choices Management Corp.) from April 2014 to June 2015. We believe Ms. Courtin is qualified to serve as a member of the Board because with over 20 years of experience in the advertising, media and marketing industry, Ms. Courtin brings to the Board a knowledgeable perspective on the impact advertising, marketing and media have in the digital world.

Manuel A. Diaz Member since 2014 Independent Director

Mr. Diaz has served on the Board since August 2014. He has served as the chair of the Florida Democratic Party since January 2021. He also serves and has served on a number of private company and not-for-profit boards. Mr. Diaz served as a senior partner at the law firm Lydecker Diaz, LLP from 2010 to 2021. Prior to that, Mr. Diaz served as the Mayor of the City of Miami from 2001 to 2009, and as president of the United States Conference of Mayors from 2008 to 2009. We believe Mr. Diaz is qualified to serve as a member of the Board because with over 30 years of combined public service and legal experience, Mr. Diaz brings to the Board a unique perspective on our governmental relationships and the impact we have on the local markets we serve.

Michael J. Dominguez Member since 2020 Independent Director

Michael J. Dominguez has served on the Board since June 2020. He has served as a Managing Director of Providence Equity Partners L.L.C. since 2006, and in various other roles at Providence Equity Partners L.L.C. since July 1998. Prior to that, Mr. Dominguez worked at Salomon Smith Barney in corporate finance, and held positions with Morgan Stanley and as a senior consultant at Andersen Consulting. Mr. Dominguez served on the board of directors of CDW Corporation from October 2007 to June 2016. He has also served on, and is a current member of, the boards of directors of numerous private companies. We believe Mr. Dominguez is qualified to serve as a member of the Board because with over 25 years of experience in finance covering the media and communications industries as an investor, partner and director, Mr. Dominguez brings to the Board a thorough knowledge of public company financial reporting, corporate finance, strategic planning and corporate governance matters.

Jeremy J. Male Member since 2014 Chairman of the Board and Chief Executive Officer

Mr. Male has served as the Company’s Chief Executive Officer since September 2013, as a member of the Board since March 2014, and as Chairman of the Board since October 2014. Prior to that, he served as the Chief Executive Officer, UK, Northern Europe and Australia for JCDecaux SA since 2000, with operational responsibilities for 11 countries. He also served as a Member of the Executive Board at JCDecaux SA from October 2000 to September 2013. Prior to that, he served as Chief Executive Officer, Europe, of TDI Worldwide Inc. (which was later acquired by the Company). With his long and successful career in senior management positions at a number of highly regarded global outdoor companies, his executive board experience, and his service both as Chairman of the Outdoor Media Centre in the UK and President of FEPE International, each an association of outdoor advertising companies worldwide, Mr. Male brings to us unparalleled global expertise in the outdoor advertising industry and is well positioned to lead the Company, through his executive and director roles. We believe Mr. Male is qualified to serve as a member of the Board because of his outdoor advertising industry and management experience, his board service and the perspective he brings to our business as our Chairman and Chief Executive Officer.

Peter Mathes Member since 2014 Independent Director

Mr. Mathes has served on the Board since March 2014. Mr. Mathes served as the Chairman and Chief Executive Officer of AsianMedia Group LLC from 2004 to September 2011. Prior to that, he served in various managerial roles, beginning in 1982 at Chris Craft/United Television Group, where he served as Executive Vice President from 1998 to 2001. In January 2012, AsianMedia Group LLC filed for reorganization under bankruptcy laws as a result of a significant decline in U.S. television spot advertising demand beginning in 2008, and, after selling its television stations, filed to liquidate its remaining assets. The case closed in July 2013. We believe Mr. Mathes is qualified to serve as a member of the Board because with over 30 years of combined experience in developing, acquiring and overseeing television stations and managing local and national advertising sales, Mr. Mathes brings to the Board expertise in local and national advertising strategy and development.

Susan M. Tolson Member since 2014 Independent Director

Ms. Tolson has served on the Board since August 2014. She served as an analyst and portfolio manager at Capital Research Company for over 20 years. Prior to that, Ms. Tolson spent two years with Aetna Investment Management Company. Ms. Tolson currently serves on the board of directors of Worldline E-Payment Services and Take-Two Interactive Software, Inc., as well as on the audit committees of Worldline E-Payment Services and Take-Two Interactive Software, Inc. Ms. Tolson also served on the board of directors of Lagardere Groupe from May 2021 to June 2021. We believe Ms. Tolson is qualified to serve as a member of the Board because with extensive experience in the media industry, in investment management and in public company board service, Ms. Tolson provides the Board with a skilled advisor on strategic developments in our industry, as well as corporate finance and corporate governance matters.

Joseph H. Wender Member since 2014 Lead Independent Director

Mr. Wender has served on the Board since March 2014, and has served as Lead Independent Director since February 2015. He has served as an Advisory Director and Senior Consultant to Goldman Sachs & Co. LLC since January 2008. He began with Goldman Sachs & Co. LLC in 1971 and became General Partner of the firm in 1982, at which time he headed the Financial Institutions Group for over a decade. Mr. Wender also currently serves as a director as well as on the finance, compensation and nominating, governance and review committees of Ionis Pharmaceuticals, Inc. Mr. Wender served as a director of Grandpoint Capital, a bank holding company from January 2008 to June 2018 and as an Independent Trustee of the Schwab Family of Funds until December 2018. We believe Mr. Wender is qualified to serve as a member of the Board because with over 40 years of investment banking experience and his service on other boards, Mr. Wender brings to the Board a broad and deep understanding of public company financial reporting, corporate finance and strategic transactions.

Election of Directors

At the Annual Meeting, at the recommendation of the Board, all members of the Board will stand for election and if elected, all of the directors will serve until the 2023 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify.

For information regarding the applicable voting standards for the election of directors and the Company’s director resignation policy, see the section entitled “General Information About the Annual Meeting and Voting.”

Director Nominations Process

The Nominating and Governance Committee is responsible for reviewing and making recommendations to the Board regarding nominations of candidates for election as a director of the Company. The Nominating and Governance Committee works with the Board to annually review the composition of the Board in light of the characteristics of independence, diversity, skills, experience, availability of service to the Company, tenure of incumbent directors on the Board and the Board’s anticipated needs. The Nominating and Governance Committee will recommend director candidates to the Board in accordance with the criteria, policies and principles set forth in the Company’s Corporate Governance Guidelines.

In accordance with the Company’s Corporate Governance Guidelines, in evaluating the suitability of individual Board members, the Nominating and Governance Committee takes into account all relevant factors, including, but not limited to, the individual’s accomplishments in his or her professional background, current or former leadership positions held by the individual, whether the individual is able to make independent, analytical inquiries and exhibit practical wisdom and mature judgment, and other directorships held by the individual. Directors of the Company are also expected to possess the highest personal and professional ethics, integrity and values and be committed to promoting the long-term interests of the Company and its stockholders. As part of its review, the Nominating and Governance Committee also considers diversity characteristics, including, but not limited to, the individual’s age, gender, race, ethnicity and/or self-identified diversity characteristics such as religion, nationality, disability, sexual orientation, military service, cultural background and socio-economic characteristics. As a result of considering diversity characteristics as part of its nomination process, the Board includes two female directors, a director who is a member of the lesbian, gay, bisexual, and transgender community, a Hispanic director and directors within an age range spanning nearly thirty years. Distinguished contributors to governmental and not-for-profit organizations also serve on the Board. Additionally, multiple industries are represented on the Board, including law, advertising, media and marketing, investment management and banking. After taking all of these considerations into account, the Nominating and Governance Committee determined to recommend to the Board that Messrs. Brien, Diaz, Dominguez, Male, Mathes and Wender and Mses. Courtin and Tolson be nominated to stand for election at the Annual Meeting.

An eligible stockholder or group of stockholders that wants to nominate directors for inclusion in the Company’s proxy statement pursuant to the proxy access provisions in the Bylaws, or that wants to nominate or recommend a candidate for election to the Board without such nominee being included in the Company’s proxy statement, must send a written notice to the Company’s Corporate Secretary at OUTFRONT Media Inc., 405 Lexington Avenue, 17th Floor, New York, New York 10174 and follow the requirements set forth in the Bylaws. See “Stockholder Proposals for the 2023 Annual Meeting of Stockholders.” The Company’s Corporate Secretary will review the information received about the stockholder candidate and determine whether such person meets the qualifications for the Company’s directors set forth in the Company’s Corporate Governance Guidelines and satisfies the requirements of the Bylaws, as applicable. If all applicable requirements are met, the information on the stockholder candidate will then be forwarded to the Chair of the Nominating and Governance Committee, who will present the information on the stockholder candidate to the entire Nominating and Governance Committee. Director candidates recommended by stockholders will be considered by the Board in the same manner as any other candidate. A copy of the Company’s Corporate Governance Guidelines is available in the Investor Relations section of our website at www.outfrontmedia.com.

Board and Committee Self-Evaluations

Pursuant to the Company’s Corporate Governance Guidelines and the NYSE listing standards, the Board and its committees each conduct a self-evaluation annually. Our processes enable directors to provide anonymous and confidential feedback and the directors’ responses are summarized in reports by the Corporate Secretary and then reviewed by the Chairman, the Lead Independent Director and the respective chairs of the committees. The feedback is discussed at the Board and committee meetings and changes in practices or procedures are considered and implemented, as appropriate. The Board finds that this process generates robust comments, and provides the Board the opportunity to make changes designed to increase Board effectiveness and efficiency.

The Nominating and Governance Committee regularly reviews the format of the self-evaluation process, including whether to utilize a third-party facilitator, to ensure that actionable feedback is solicited on the operation and effectiveness of the Board and its committees. In 2021, the self-evaluation process was conducted by the Corporate Secretary, at the direction of the Chair of the Nominating and Governance Committee in the manner described above, and directors provided feedback on questionnaires regarding various matters, including, but not limited to, Board composition and structure, meetings and materials, access to management and resources, director education, and key areas of focus for the Board such as environmental, social and corporate governance (“ESG”) matters, which were considered and addressed, as appropriate. In addition to the formal self-evaluation process, the Chairman, Lead Independent Director and independent directors and senior members of management have informal discussions throughout the year about the function, processes, procedures and responsibilities of the Board.

Director Independence

In accordance with the NYSE rules and the Company’s Corporate Governance Guidelines, the Board makes an annual determination as to the independence of the directors and director nominees. The Board also makes interim determinations as to the independence of the directors and director nominees throughout the year, as appropriate. A director or director nominee is not deemed independent unless the Board affirmatively determines that such director or director nominee has no material relationship with the Company, directly or as an officer, stockholder or partner of an organization that has a relationship with the Company. In its assessment, the Board reviews (i) all criteria for independence established by the Company’s Corporate Governance Guidelines, the NYSE listing standards and other governing laws and regulations and (ii) all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation, including, but not limited to, the frequency of any services provided to or by the Company, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include any commercial, banking, consulting, legal, accounting, charitable or other business relationships between a director or director nominee and the Company. In addition, the Board annually consults with the Company’s external legal counsel to ensure that the Board’s determinations are consistent with all relevant securities laws and other applicable laws and regulations regarding the definition of “independent director,” including, but not limited to, those set forth in the NYSE listing standards.

In assessing the independence of Mr. Brien, the Board considered the purchase of out-of-home advertising from the Company by Mr. Brien’s former employer. The Board noted that payments made to the Company were made without influence by, or remuneration to, Mr. Brien, and any such payments did not exceed the relevant percentage of his former employer’s consolidated gross revenues set forth in the NYSE listing standards.

In assessing the independence of Ms. Courtin, the Board considered the purchase, directly or indirectly, of out-of-home advertising from the Company by Ms. Courtin’s current employer. The Board noted that payments made to the Company were primarily by agencies contracted by Ms. Courtin’s employer (without influence by, or remuneration to, Ms. Courtin), and any such payments did not exceed the relevant percentage of her employer’s consolidated gross revenues set forth in the NYSE listing standards. In addition, the Board also noted that Ms. Courtin is not responsible for making any purchasing decisions regarding out-of-home advertising on behalf of her employer.

In assessing the independence of Mr. Dominguez, the Board considered Mr. Dominguez’s employment as Managing Director at Providence Equity Partners LLC, whose affiliates previously beneficially owned 275,000 shares of Series A Preferred Stock. Affiliates of Providence Equity Partners LLC currently beneficially own 17,388,024 shares of our common stock.

In February 2022, the Nominating and Governance Committee undertook its annual review of director independence and, in consultation with external legal counsel, made a recommendation to the Board regarding director independence. As a result of this review, the Board affirmatively determined that seven of our current directors, Messrs. Brien, Diaz, Dominguez, Mathes and Wender and Mses. Courtin and Tolson, are “independent directors” under the Company’s Corporate Governance Guidelines and the NYSE listing standards.

Board Leadership Structure

The Board leadership structure is currently comprised of (1) a combined role of Chairman of the Board and Chief Executive Officer, (2) a Lead Independent Director, and (3) an independent Chair for each of our three standing Board committees described below. Regularly, the Nominating and Governance Committee and the Board review the Company’s leadership structure to ensure the interests of the Company and its stockholders are best served.

The Nominating and Governance Committee and the Board have determined that it is in the best interests of the Company for the position of Chairman to be held by our Chief Executive Officer, Jeremy J. Male. By serving as both our Chairman and Chief Executive Officer, Mr. Male is able to provide strong and consistent leadership, vision and direction to effectively execute the Company’s business strategies. Mr. Male has extensive knowledge of all aspects of the Company’s business, industry, customers and risks as he is intimately involved in the Company’s day-to-day operations and, therefore, is in the best position to elevate the most critical business issues for consideration by the Board. In addition, the combined Chairman and Chief Executive Officer structure creates more focused, efficient and effective information flow and decision-making processes, which in turn provides clearer accountability to our stockholders and customers by allowing one person to speak for and lead both the Company and the Board.

The combined role of Chairman and Chief Executive Officer is counterbalanced and enhanced by the effective oversight and independence of the Board and the leadership of the Lead Independent Director and independent committee chairs. Moreover, the Board believes that the use of regular executive sessions of the non-management and independent directors allows the Board to maintain effective oversight of management. In our view, splitting the roles would potentially make our management and governance processes less effective through undesirable duplication of work and possibly lead to a blurring of clear lines of accountability and responsibility.

The Lead Independent Director is elected by a majority of independent directors to serve for a one-year term at the pleasure of the Board. Our current Lead Independent Director, Joseph H. Wender, is an engaged and active director, who works collaboratively with Mr. Male, while providing strong independent oversight. As described in the Company’s Corporate Governance Guidelines, the Lead Independent Director has broad responsibility and authority, including, but not limited to:

•presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•calling meetings of independent directors;

•serving as the principal liaison among the Chairman, any other non-independent directors and the independent directors to facilitate discussion of issues discussed in the executive sessions and to ensure the flow of information;

•collaborating with the Chairman on meeting schedules, agendas and materials for the Board;

•being available, if requested, for consultation and direct communication with stockholders and proxy advisory firms;

•retaining outside advisors and consultants who report directly to the Board on Board-wide issues; and

•leading the performance assessment of the Chief Executive Officer and, in collaboration with the Nominating and Governance Committee, the Board’s self-assessment.

In addition to the above responsibilities and Mr. Wender’s service as a member of the Board, Mr. Wender has over the past year performed additional duties, including regularly communicating with the Chairman, independent directors and senior members of management between Board meetings and after executive sessions to provide feedback from the independent directors on a variety of matters.

Board Risk Oversight

The Board has overall responsibility for the oversight of the Company’s risk management process. The Board carries out its oversight responsibility directly and through the delegation to its committees of responsibilities related to the oversight of certain risks, as follows:

•The Audit Committee of the Board (the “Audit Committee”), as part of its oversight role, is responsible for reviewing with management, the internal auditor and the independent auditor, the effectiveness of the Company’s internal control over financial reporting, disclosure controls and procedures and risk management procedures related to, among other things, the Company’s financial condition, the independent auditor, market and industry conditions, legal, compliance and regulatory requirements, and information security and cybersecurity.

•The Compensation Committee of the Board (the “Compensation Committee”) monitors risks associated with the design and administration of the Company’s compensation programs, including its performance-based compensation, to promote an environment which does not encourage unnecessary and excessive risk-taking by the Company’s employees. See “Executive Compensation—Compensation Discussion and Analysis—Compensation Risk Assessment.”

•The Nominating and Governance Committee assesses risk as it relates to monitoring developments in law and practice with respect to the Company’s ESG processes and disclosures, the independence and structure of the Board, and reviewing related person transactions.

Each of these committees reports regularly to the Board on these risk-related matters. The Board and its committees also receive regular reports from management that include matters affecting the Company’s strategies and risk profile, including, among other things:

•reports from the Chief Executive Officer and other senior members of management on the Company’s operational strategies and risks;

•reports from the Chief Financial Officer on credit and liquidity risks and on the integrity of internal audit control over financial reporting;

•reports from the General Counsel on legal risks and material legal proceedings;

•reports from the Chief Human Resources Officer on human capital risks, including diversity and inclusion matters; and

•reports from the Chief Information Officer (with input from the Company’s Chief Privacy Officer, as appropriate) on the Company’s information security and cybersecurity risks, compliance and protections.

In addition, the Company has an enterprise risk management program that seeks to identify and manage risks throughout the Company by having its Chief Financial Officer meet with members of each of the Company’s various departments annually to solicit feedback regarding risks affecting the Company. Based on these meetings, the Company’s Chief Financial Officer generates a risk assessment report that is presented to the Board. Further, since assessing risk is an ongoing process and integral to the Company’s strategic decisions, the Board discusses risk throughout the year at its meetings in relation to long-term and short-term business goals and actions, including with management at an annual strategy meeting. Outside of formal meetings, Board members have regular access to our executive officers and management. The Company believes that the above reporting processes collectively provide the Board with integrated insight into the Company’s management of its risks.

The Company also has an incident response plan that sets forth the processes for addressing the aftermath and associated risks of an event or incident, such as a cybersecurity incident or health emergency like the COVID-19 pandemic, affecting the Company and/or its personnel. The incident response plan is tested at least annually by the Company and the results of the test are reported to the Audit Committee and the Board by the Company’s Chief Financial Officer for discussion and evaluation.

In addition, the Company maintains a written succession plan with respect to the Chairman and Chief Executive Officer and each executive officer. In accordance with the Company’s Corporate Governance Guidelines, the Nominating and Governance Committee reviews succession planning at least annually for the Chairman and Chief Executive Officer and other executive officers, and reports to the independent directors on the results of these reviews.

The Company also believes that its Board leadership structure, discussed in detail above, supports the risk oversight function of the Board and empowers the directors to be actively engaged in the Company’s risk oversight.

Corporate Governance Guidelines

The Company’s commitment to good corporate governance is reflected in the Company’s Corporate Governance Guidelines, which describe the Board’s views on a wide range of governance topics, including, but not limited to, director independence standards and other qualifications, executive sessions of non-management directors and independent directors, director compensation and stock ownership guidelines, and annual self-evaluations of the Board. The Board, with assistance from its Nominating and Governance Committee, regularly assesses the Company’s governance practices in light of legal requirements and governance best practices.

The Company’s Corporate Governance Guidelines, the charters of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, and other information are available in the Investor Relations section of the Company’s website at www.outfrontmedia.com. Any stockholder also may request them in print, without charge, by contacting the Company’s Corporate Secretary at OUTFRONT Media Inc., 405 Lexington Avenue, 17th Floor, New York, New York 10174.

Code of Conduct and Code of Ethics

The Company has adopted a Code of Conduct that applies to all executive officers, employees and directors of the Company. In addition, the Company has adopted a Supplemental Code of Ethics for Senior Financial Officers applicable to our principal executive officer, principal financial officer and principal accounting officer or controller or persons performing similar functions. Both the Code of Conduct and the Supplemental Code of Ethics are available in the Investor Relations section of the Company’s website at www.outfrontmedia.com. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, a provision of the Code of Conduct or the Supplemental Code of Ethics that applies to our principal executive officer, principal financial officer or principal accounting officer or controller or persons performing similar functions, and relates to any element of the definition of code of ethics set forth in Item 406(b) of Regulation S-K, by posting such information on our website at www.outfrontmedia.com.

Anti-Hedging Policy

The Company has adopted an anti-hedging policy that prohibits its directors, executive officers, employees and their related persons from trading in options, warrants, convertible securities, puts and calls or similar derivative instruments such as swaps, forwards and futures with respect to the Company’s securities, or selling the Company’s securities “short.” This policy does not prevent such persons from exercising options granted to them by the Company in accordance with its corporate policies, including any options granted to directors, executive officers and employees in connection with the Company’s long-term equity incentive compensation program.

Stockholder Rights and Engagement

Annually, the Board reviews and considers appropriate changes to its corporate governance structure, in an effort to increase accountability and responsiveness to the Company’s stockholders. As part of its annual review, the Board again considered modifying the Bylaws to allow our stockholders to implement binding amendments to the Bylaws. After careful consideration and previous stockholder engagement on the matter, the Board concluded that it remains in the best interests of the Company and its stockholders for the authority to amend the Bylaws to remain vested exclusively with the Board. This conclusion was based mainly on three principles: (i) under Maryland law, the directors owe legal duties to the Company, including to act in good faith and with a reasonable belief that their actions are in the best interests of the Company, whereas certain stockholders who are not bound by any legal duty may act only in their own interests; (ii) under Maryland law, the Board has an obligation to direct the management of the business and affairs of the Company, and certain destabilizing stockholder-proposed bylaw amendments, particularly those motivated by short-term gains, may prevent the Board from effectively directing the management of the business for the long-term best interests of the Company, which could lead to costly litigation; and (iii) the Board believes effective means already exist for stockholders to propose non-binding amendments to the Bylaws and other changes to the management of the business and affairs of the Company, including the Company’s proxy access and advance notice provisions in the Bylaws and SEC Rule 14a-8. Accordingly, we believe that the Board is in the best position to consider possible future amendments to the Bylaws (including those proposed by the Company’s stockholders in accordance with the provisions of the Bylaws), and the Board will adopt such amendments only after concluding that such amendments are in the best interests of the Company and its stockholders.

Annually, certain of our directors and members of management attempt to engage with the holders of a majority of the outstanding shares of the Company’s common stock as of the prior fiscal year-end, to discuss, among other things, the Company’s corporate governance structure, compensation philosophy and ESG initiatives, and to ensure that the Company is aligned with the interests of its stockholders. The Company’s stockholder engagement practices throughout the year also includes regular communication between our stockholders and the Company’s investor relations department and management presentations at investor and industry conferences.

Environmental, Social and Governance

We believe we can enhance stockholder value by conducting our business in a sustainable way that considers the long-term interests of all our stakeholders, including our employees and the communities in which we operate. We hold ourselves to high legal, ethical and operational standards to maintain the trust of our stakeholders, and are committed to managing the risks and opportunities that arise from ESG issues.

Our ESG initiatives are managed at a functional level across our strategic and operational areas, with oversight by an ESG committee comprised of senior management, executives and other employees from various functional groups within the Company. Our Head of Investor Relations reports to the executive officers, the Board and the Nominating and Governance Committee on the ESG committee’s progress and initiatives. The Nominating and Governance Committee is formally responsible for reporting to the Board on a periodic basis with respect to matters of the Company’s policies and practices regarding ESG, including the Company’s public reporting on these topics.

In 2021, the Company released an ESG report outlining its ESG initiatives and goals, which is available in the Investor Relations section of our website at www.outfrontmedia.com. An updated version of the Company’s ESG report will be available in 2022. Some of our ESG accomplishments to date include:

Environmental		Social		Governance
●	Conversion of all of the lighting fixtures on our static billboards from metal halide to high efficiency light-emitting diode (“LED”) light fixtures;	●	Continuing our diversity and inclusion program, led by an advisory council and the Company’s co-Chief Diversity Officers, which is charged with providing programs that focus on the value of diversity and inclusion to the Company’s culture, including employee resource groups, diversity and inclusion training, and internship programs that support women, people of color and members of the LGBTQ+ community;	●	Substantial majority of independent directors (7 out of 8);
				●	Lead independent director;
●	Conversion of florescent light fixtures in our major office locations to high efficiency LED light fixtures;			●	Regular executive sessions of the independent directors;
				●	Average tenure on the Board is 6.8 years;
●	Recycling or repurposing of all of the polyvinyl chloride (“PVC”) advertising displays on our free-standing billboards, and a portion of our defective electronic devices and digital screens;
				●	38% of directors are gender or ethnically diverse;
		●	Implementing a corporate social responsibility program;	●	LGBTQ+ diversity on the Board (1 out of 8);
●	Continuing to convert our static advertising displays to digital advertising displays in an effort to reduce the use of physical advertising material such as PVC, and the fuel emissions needed for our operations team to transport materials to and from display sites to switch advertisements; and	●	Creating a supplier diversity program to increase the Company’s engagement of certified diverse suppliers of goods and services;	●	Diversity of ages of directors (48 to 77 years old);
				●	Three fully independent standing committees, one of which is female-led;
		●	Providing free advertising space for public service announcements, and helping to create socially conscious advertising campaigns with advertising partners;
				●	Annual Board and committee self-evaluations;

●	Analyzed our vehicle fleet greenhouse gas emissions.			●	Stock ownership policy guidelines;
		●	Focusing on information security and cybersecurity through employee trainings, third-party reviews of cybersecurity procedures, internal incident response plan testing, and policies regulating the collection and use of data managed by the Company’s Chief Information Officer, Chief Information Security Officer and Chief Privacy Officer;	●	Anti-hedging policy;
				●	Code of conduct and ethics for employees, executives and directors;

				●	No poison pill;
				●	Compensation clawback policy;
				●	Stockholders are permitted to request the calling of special meetings of stockholders;
		●	Ensuring the health and safety of our field employees with strict training safety guidelines and programs that are regularly refreshed; and	●	Majority voting standard in uncontested director elections;

				●	No supermajority voting provisions;

Environmental	Social		Governance
	●	Providing regular and ongoing employee development, training and recognition, including the OUTShine! Awards and the President’s Club for top performers at the Company that also exemplify our values and culture.	●	Annual elections of directors and committee appointments;

			●	Director resignation policy in uncontested elections for failure to receive majority support;
			●	Market standard proxy access; and
			●	Audit Committee oversight of information security and cybersecurity matters.

In addition, throughout the COVID-19 pandemic, we prioritized the health and safety of our employees by, among other things, (i) utilizing a secure remote workforce as needed for personnel other than operations personnel who service our displays and certain other personnel, (ii) implementing deep cleaning, social distancing and other protective policies and practices in accordance with federal, state and local regulations and guidance across all offices and facilities, and (iii) communicating frequently with our employees and customers to address any concerns and updates to our policies.

Board Committees

The following chart sets forth the current membership of each committee of the Board. The Board, upon the recommendation of the Nominating and Governance Committee, reviews and determines the membership of the committees at least annually. Mr. Dominguez is not currently a member of any committee of the Board.

Audit Committee

The Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and NYSE listing standards. The Audit Committee reviews its charter annually and makes appropriate recommendations for changes to the Nominating and Governance Committee as necessary. A copy of the charter of the Audit Committee is available in the Investor Relations section of the Company’s website at www.outfrontmedia.com.

As more fully described in its charter, the Audit Committee is responsible for, among other things:
	●	the appointment, retention, termination, compensation and oversight of the work of the independent auditor, which reports directly to the Audit Committee, and the sole authority to pre-approve all services provided by the independent auditor;
AUDIT	●	reviewing and discussing the Company’s annual audited financial statements, quarterly financial statements, earnings releases and Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q with the Company’s management and its independent auditor;
COMMITTEE	●	reviewing the organization, responsibilities, audit plan and results of the internal audit function, as well as reviewing with management, the internal auditor and the independent auditor, the quality, adequacy and effectiveness of the Company’s internal control over financial reporting, disclosure controls and procedures and risk management procedures;
	●	reviewing with management material legal matters and the effectiveness of the Company’s procedures to ensure compliance with legal and regulatory requirements; and
	●	overseeing the Company’s information security and cybersecurity programs and compliance program, as well as receiving periodic reports from the Company’s Chief Information Officer (with input from the Company’s Chief Privacy Officer, as appropriate) and the Company’s Chief Compliance Officer.
The Board has determined that all of the members of the Audit Committee are financially literate under the NYSE listing standards, and that Messrs. Mathes and Wender and Ms. Tolson qualify as “audit committee financial experts” as defined under the applicable SEC rules based on their experience. The Board has also determined that Messrs. Mathes and Wender and Ms. Tolson meet the independence requirements applicable to audit committee members under the NYSE listing standards and the applicable SEC rules.

During 2021, the Audit Committee held five meetings and also acted by unanimous written consent one time.

Compensation Committee

The Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and NYSE listing standards. A copy of the charter of the Compensation Committee is available in the Investor Relations section of the Company’s website at www.outfrontmedia.com.

As more fully described in its charter, the Compensation Committee is responsible for, among other things:
● reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation, and evaluating the Chief Executive Officer’s performance in light of those goals and objectives;
COMPENSATION	● reviewing and approving compensation for the Chief Executive Officer, executive officers and other senior executives;
COMMITTEE	● evaluating and making recommendations to the Board regarding equity-based and cash incentive compensation plans; and
● adopting and periodically reviewing the Company’s compensation philosophy, strategy and principles, and the design and administration of the Company’s compensation programs.
In accordance with its written charter, the Compensation Committee has the power to delegate its authority and duties to subcommittees or individuals as it deems appropriate and in accordance with applicable laws and regulations. The Compensation Committee delegated to our Chief Executive Officer limited authority to (a) grant long-term equity incentive awards pursuant to the OUTFRONT Media Inc. Amended and Restated Omnibus Stock Incentive Plan (the “Omnibus SIP”) to the Company’s employees that are not officers subject to Section 16 (“Section 16”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with their hiring, performance, promotion or contract renewal, and (b) accelerate the vesting of unvested incentive awards in the event that employees that are not officers subject to Section 16 separate from the Company in connection with retirement or other similar separation. These delegations also require that our Chief Executive Officer report to the Compensation Committee periodically on his exercise of this delegated authority.

The Compensation Committee retains compensation consultants to assist with evaluating executive officer and employee compensation. The Compensation Committee has the sole authority to retain and terminate such consultants and to review and approve such consultants’ fees and other retention terms. In 2021, the Compensation Committee engaged ClearBridge Compensation Group (“ClearBridge”) to advise the Compensation Committee regarding the amount and types of compensation that we provide to our executive officers and how our compensation practices compared to the compensation practices of peer companies. ClearBridge does not provide any services to us other than the services provided to the Compensation Committee (and the Nominating and Governance Committee with respect to director compensation, as appropriate). The Compensation Committee reviewed its relationship with ClearBridge, considered ClearBridge’s independence and the existence of potential conflicts of interest, and determined that the engagement of ClearBridge did not raise any conflict of interest or other issues that would adversely impact ClearBridge’s independence. In reaching this conclusion, the Compensation Committee considered various factors, including the six factors set forth in the NYSE listing standards and applicable SEC rules governing compensation advisor conflicts of interest and independence.

The Compensation Committee reviews all components of senior executives’ compensation, including base salary, annual incentives and long-term incentives. In approving compensation for the senior executives (other than our Chief Executive Officer), the Compensation Committee considers the input and recommendations of our Chief Executive Officer with respect to the senior executives’ performances. With respect to our Chief Executive Officer, the Compensation Committee reviews and approves goals and objectives relevant to his compensation and annually evaluates the performance of our Chief Executive Officer in light of those goals and objectives. The results of these evaluations are then reported to the independent directors. The Compensation Committee sets compensation for our Chief Executive Officer taking these evaluations into account. In determining the long- term incentive component of our Chief Executive Officer’s compensation, the Compensation Committee considers, without limitation, the Company’s financial performance, relative stockholder return, the value of incentive awards to executives in similar positions at comparable companies, and the awards given to our Chief Executive Officer in past years. The Compensation Committee then reports to the Board on the process for setting compensation for our Chief Executive Officer. For further information regarding the Company’s processes and procedures for the consideration of executive compensation, as well as director compensation, see the sections entitled “Executive Compensation,” “—Nominating and Governance Committee,” and “—Director Compensation.”

The Board has determined that Messrs. Mathes and Brien and Ms. Courtin meet the independence requirements applicable to compensation committee members under the NYSE listing standards and the applicable SEC rules, and are also “non-employee directors” for purposes of Section 16.

During 2021, the Compensation Committee held four meetings.

Nominating and Governance Committee

The Nominating and Governance Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and NYSE listing standards. A copy of the charter of the Nominating and Governance Committee is available in the Investor Relations section of the Company’s website at www.outfrontmedia.com.

As more fully described in its charter, the Nominating and Governance Committee is responsible for, among other things:
NOMINATING AND GOVERNANCE	●	identifying and recommending to the Board individuals qualified to become members of the Board;
	●	recommending to the Board any changes to the Company’s Corporate Governance Guidelines;
COMMITTEE	●	making recommendations to the Board regarding directors to serve as members and chairs of each Board committee;
	●	in collaboration with the Lead Independent Director, lead the Board and Board committee self-evaluations;
	●	making recommendations to the Board on director compensation matters;
	●	monitoring developments in the law and corporate governance;
	●	conducting reviews and oversight of all transactions between the Company and related persons for potential conflicts of interest; and
	●	reviewing and reporting to the Board on the Company’s policies, practices and disclosures relating to ESG issues for purposes of risk management, long-term business strategy and otherwise.
The Board has determined that Ms. Tolson and Messrs. Diaz and Wender meet the independence requirements applicable to nominating and governance committee members under the NYSE listing standards and the applicable SEC rules.

During 2021, the Nominating and Governance Committee held four meetings.

Communications with the Board

Stockholders and other parties interested in contacting the Company’s non-management directors may send an email to nonmanagementdirectors@outfrontmedia.com, or write to Non-Management Directors, OUTFRONT Media Inc., 405 Lexington Avenue, 17th Floor, New York, New York 10174. The non-management directors’ contact information is also available in the Investor Relations section of the Company’s website at www.outfrontmedia.com. The independent directors have approved the process for handling communications received in this manner.

Compensation Committee Interlocks and Insider Participation

During 2021, the members of the Compensation Committee were Nicolas Brien, Angela Courtin and Peter Mathes. None of the members of the Compensation Committee during fiscal year 2021 was an officer or employee of the Company, and, during fiscal year 2021, no executive officer of the Company served on the board and/or compensation committee of any company that employed as an executive officer any member of the Board and/or the Compensation Committee. None of the members of the Compensation Committee during fiscal year 2021 had any relationships requiring disclosure under Item 404 of Regulation S-K for the fiscal year 2021.

Director Compensation

The Nominating and Governance Committee annually reviews and periodically recommends for the Board’s approval the form and amount of compensation for directors of the Company who are not employees of the Company or any of its subsidiaries (“Outside Directors”). Only Outside Directors are eligible to receive compensation for serving on the Board. In accordance with the charter of the Nominating and Governance Committee and the Company’s Corporate Governance Guidelines, the Nominating and Governance Committee (with input from the Compensation Committee and ClearBridge, as appropriate), is guided by three principles in its review of Outside Director compensation and benefits: (1) Outside Directors should be fairly compensated for the services they provide to the Company, taking into account, among other things, the size and complexity of the Company’s business and compensation and benefits paid to directors of comparable companies; (2) Outside Directors’ interests should be aligned with the interests of stockholders; and (3) Outside Directors’ compensation should be easy for stockholders to understand.

Accordingly, the compensation program for Outside Directors currently consists of (1) cash compensation in the form of annual Board, committee chair, committee member and Lead Independent Director retainers and (2) equity compensation in the form of an annual restricted share unit (“RSU”) grant (or a pro-rated RSU grant if the Outside Director joined the Board following the date of the annual RSU grant, but during the calendar year of the grant).

Cash Compensation

Each Outside Director is entitled to receive the following cash compensation determined by the Board, as applicable:

•A $75,000 annual board retainer, payable in equal quarterly installments in advance;

•An additional $20,000 annual committee chair retainer for the chair of each committee, payable in equal quarterly installments in advance;

•An additional $10,000 committee member retainer for each committee on which an Outside Director serves, payable in equal quarterly installments in advance; and

•An additional $20,000 annual retainer for the Company’s Lead Independent Director, payable in equal quarterly installments in advance.

Equity Compensation

Each Outside Director is entitled to receive the following awards under the Omnibus SIP:

•an automatic annual grant of RSUs with a value of $120,000 based on the closing price of shares of our stock on the NYSE on the date of grant, which generally vest one year from the date of grant, with dividend equivalents accruing on such RSUs in amounts equal to the regular cash dividends paid on our common stock and with such accrued dividend equivalents converting to shares of our common stock on the date of vesting; or

•a pro-rated RSU grant if he or she joins the Board following the date of the annual RSU grant, but during the calendar year of the grant.

Expenses

Members of the Board are reimbursed for expenses incurred in attending Board, committee and stockholder meetings (including travel and lodging).

2021 Director Compensation Table

The following table sets forth information concerning the compensation of the Outside Directors for 2021.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Angela Courtin	85,000	120,000	—	205,000

Nicolas Brien	85,000	120,000	—	205,000

Manuel A. Diaz	85,000	120,000	—	205,000

Michael J. Dominguez	75,000	120,000	—	195,000

Peter Mathes	105,000	120,000	—	225,000

Susan M. Tolson	105,000	120,000	—	225,000

Joseph H. Wender	125,000	120,000	—	245,000

(1)    Reflects cash amounts earned in 2021 for the annual Board retainer, committee chair retainers, committee member retainers and Lead Independent Director retainer.

(2)    These amounts reflect the grant date fair value, determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”), of the annual grant of RSUs to each Outside Director under the Omnibus SIP. For a discussion of the assumptions made in calculating the grant date fair value amounts for 2021, see Note 15 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

The following table shows the number of shares subject to outstanding RSUs held by each of the Outside Directors as of December 31, 2021. Each Outside Director received an automatic grant of 4,907 RSUs on June 8, 2021, and the grant date fair value for each grant was $120,000.

Name	Number of Shares Subject to Outstanding RSUs
Nicolas Brien	4,907

Angela Courtin	4,907

Manuel A. Diaz	4,907

Michael J. Dominguez	4,907

Peter Mathes	4,907

Susan M. Tolson	4,907

Joseph H. Wender	4,907

Stock Ownership Guidelines

The Company’s Corporate Governance Guidelines provide that non-employee directors are expected to own shares of the Company’s common stock having a market value of at least three times their annual cash retainer within three years of becoming a director. This stock ownership expectation helps to align the interests of our directors with those of the Company’s stockholders. As of or prior to December 31, 2021, pursuant to the Company’s Corporate Governance Guidelines, all directors have met the stock ownership guidelines through either (i) direct ownership of shares of our common stock, or, (ii) a combination of direct ownership of shares of our common stock and unvested RSUs or, in the case of Mr. Dominguez, Series A Preferred Stock owned by his employer as of December 31, 2021, in accordance with the Nominating and Governance Committee’s discretionary authority to consider additional factors when evaluating compliance with the Company’s director stock ownership guidelines.

EXECUTIVE COMPENSATION

Unless otherwise indicated or the context otherwise requires, references to the “Committee” in this section of this proxy statement refer to the Compensation Committee, and references to “PRSUs” and “TRSUs” in this section of this proxy statement refer to performance-based RSUs and time-based RSUs, respectively.

Compensation Discussion and Analysis

Executive Summary

The following is an overview of the Committee’s major decisions in 2021 and changes to named executive officer (“NEO”) compensation. The compensation for our NEOs is presented in additional detail in the compensation tables and narratives following this summary and following the “Compensation Discussion and Analysis” section.

COVID-19 Impact

The COVID-19 pandemic and the related preventative measures taken to help curb the spread, including shutdowns and slowdowns of, and restrictions on, businesses, public gatherings, social interactions and travel (including reductions in foot traffic, roadway traffic, commuting, transit ridership and overall target audiences) throughout the markets in which we do business have had, and may continue to have, a significant impact on the global economy and our business.

Throughout the COVID-19 pandemic, we have prioritized the health and safety of our employees and customers by (i) utilizing a secure remote workforce as needed for personnel other than operations personnel who service our displays and certain other personnel, (ii) implementing deep cleaning, social distancing and other protective policies and practices in accordance with federal, state and local regulations and guidance across all offices and facilities, and (iii) communicating frequently with our employees and customers to address any concerns and updates to our policies. None of these actions have caused a significant disruption in our ability to manage the continuity of our business or our internal controls.

Summary of Key 2021 Compensation Actions
✓	Reviewed compensation peer group
✓	Maintained pay-for-performance emphasis of compensation program
✓	Continued to evaluate the mix of compensation to provide emphasis on long-term incentive equity grants
✓	Paid cash bonuses equal to 184% of target
✓	2021 PRSUs were funded at 120% for surpassing maximum financial goals
✓	Granted one-time equity grants with a majority in PRSUs tied to relative TSR (as defined below) to, among other things, incentivize our NEOs through a post-pandemic recovery
✓	Retained ClearBridge as the Committee’s independent compensation consultant

Our 2021 Named Executive Officers

Our NEOs for 2021 consisted of the following individuals:

Name	Title
Jeremy J. Male	Chairman and Chief Executive Officer

Matthew Siegel	Executive Vice President, Chief Financial Officer

Andrew R. Sriubas	Executive Vice President, Chief Commercial Officer

Clive Punter	Executive Vice President, Chief Revenue Officer

Richard H. Sauer	Executive Vice President, General Counsel

2021 Company Performance Highlights

Highlights of our 2021 performance are summarized below.

($ in millions)	2021
	Revenues	AFFO*	Adjusted OIBDA**
	$1,463.9	$205.1	$340.3

*We calculate and define “AFFO” as funds from operations attributable to OUTFRONT Media Inc. (which reflects net income (loss) attributable to OUTFRONT Media Inc. adjusted to exclude gains and losses from the sale of real estate assets, depreciation and amortization of real estate assets, amortization of direct lease acquisition costs and the same adjustments for our equity-based investments and non-controlling interests, as well as the related income tax effect of adjustments, as applicable) adjusted to include cash paid for direct lease acquisition costs and cash paid for maintenance capital expenditures, and exclude restructuring charges and losses on extinguishment of debt, as well as certain non-cash items, including non-real estate depreciation and amortization, a gain on disposition of non-real estate assets, an impairment charge on non-real estate assets, stock-based compensation expense, accretion expense, the non-cash effect of straight-line rent, amortization of deferred financing costs and the same adjustments for non-controlling interests, and the non-cash portion of income taxes, as well as the related income tax effect of adjustments, as applicable.
**    We calculate and define “Adjusted OIBDA” as operating income (loss) before depreciation, amortization, net (gain) loss on dispositions, stock-based compensation, restructuring charges and an impairment charge. For reconciliations of Adjusted OIBDA (as described above) and AFFO (as described above) to operating income (loss) and net income (loss) attributable to OUTFRONT Media Inc., respectively, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Performance Indicators,” on pages 40-43 of our Annual Report on Form 10-K for the year ended December 31, 2021.

Due to the impact of the COVID-19 pandemic, 2021 presented continuing operational and financial recovery challenges for the Company and its management. In spite of these challenges, the Company accomplished the following in 2021:

✓	We completed several “tuck in” acquisitions, increasing our footprint in key markets

✓	We built or converted 188 new digital billboard displays in the U.S. and Canada

✓
We renewed key contracts including our transit franchise agreement with The Massachusetts Bay Transportation Authority and won new transit franchise agreements, including the Miami Beach, Florida transit shelter contract

✓	We reinstituted the payment of cash dividends on the Company’s common stock

✓	We continued to invest in our personnel and corporate culture, and made progress on our ESG initiatives, including our diversity and inclusion program

✓	We continued to make technology enhancements to improve our products and services

✓	We successfully negotiated 13 labor union agreements expiring in 2021

Our Compensation Philosophy

We strive to have a compensation philosophy that is flexible and aligned with our human resources and business strategies. The Committee and our management team periodically review and consider changes to the philosophy to ensure it is reasonable and market-competitive. Our compensation consultant, who advised us on the compensation philosophy during 2021, continues to be supportive of these key tenets.

In summary, our compensation philosophy is to deliver compensation programs that support the Company’s attraction, motivation and retention objectives, while aligning executives’ interests with the goal of creating long-term sustainable stockholder value. The table below illustrates a number of key elements that are reflected in our current philosophy, which we maintained despite the challenges faced with the COVID-19 pandemic.

Elements of Our Philosophy	Summary of Philosophy
Considerations for Setting Pay Opportunities	✓	Position/responsibilities

	✓	Contribution/criticality to the organization

	✓	Individual performance and potential

	✓	Company performance

	✓	External market

	✓	Existing contractual obligations

Desired Market Positioning	✓	We do not explicitly target a specific percentile of the market

Elements of Our Philosophy	Summary of Philosophy
	✓	We generally consider using the market median as a reference point with respect to each element of target total direct compensation (base salary, target annual incentives and target value of long-term incentive opportunities)

Market Sources for Compensation Reference	✓	We focus primarily on a peer group of media-related companies to provide relevant market context for assessing our compensation program, along with analyzing relevant market compensation surveys to supplement the peer data

	✓	Given that the Company is a real estate investment trust (“REIT”), we also compare our compensation practices to REIT industry practices to provide additional context when reviewing our compensation program

Mix of Pay	✓	The majority of executive compensation should be “at risk” and subject to performance metrics (see charts below for more detail), which unifies management towards common Company performance goals

Key Pay Elements and Alignment with Company Performance

The following chart summarizes the key pay elements for our NEOs, their purpose and how each pay element links to Company performance, excluding the one-time equity grants to the NEOs in 2021. See “—Compensation Discussion and Analysis—Elements of 2021 NEO Compensation” below for additional detail.

Compensation Element	Form	Purpose	How it Links to Performance
FIXED	Base Salary	Cash	To provide a stable, reliable source of income, and to attract and retain talent	Reviewed annually in light of performance factors (Company and individual) and market compensation practices
AT RISK	Performance-Based Executive Cash Bonus Plan	Cash	To reward for individual contributions to annual financial and operational achievements	Variable and based on pre-established Company and individual performance goals
AT RISK	Performance-Based Long-Term Equity Incentive Compensation	Equity	To reward for individual contributions to our growth and performance, aligned with stockholders	• PRSUs comprise 60% of equity award opportunity, and are subject to attainment of adjusted OIBDA and AFFO metrics • TRSUs comprise 40% of equity award opportunity and are subject to stock price risk

Compensation Mix

To help ensure that management’s interests are aligned with those of stockholders and their compensation reflects the performance of the Company, a substantial portion of our NEOs’ compensation is at risk, and will vary above or below target levels commensurate with Company performance. The chart below shows the percentage of our NEOs’ annual 2021 target compensation that was at risk (annual compensation excludes the one-time equity grants to the NEOs in 2021, which are also at risk).

CEO Pay Mix
21.1%
24.2%
54.7%
At-Risk Pay, 79%
Average* NEO Pay Mix
25.9%
20.4%
53.7%
At-Risk Pay, 74%
Base Salary
Target Cash Bonus Plan
Target Long-Term Incentive

*    Average includes the following NEOs: Messrs. Siegel, Sriubas, Punter and Sauer. These charts represent the target compensation, not actual payouts or pro-rated increases to any NEO’s base salary or annual target bonus opportunity. See “— Employment Agreements” for more information.

Summary of Our Executive Compensation Practices

The table below highlights certain executive compensation practices we have implemented that drive performance as well as those not implemented because we do not believe they would serve our stockholders’ interests:

What We DO
✓	Tie pay to performance by designing a significant portion of executive pay to be at risk; 79% of the CEO’s annual 2021 compensation and, on average, 74% of the other NEOs’ annual compensation, is at risk (annual compensation excludes the one-time equity grants to the NEOs in 2021, which are also at risk)

✓	Require significant stock ownership per guidelines to ensure directors and executives have long-term stockholder alignment

✓	Conduct an annual compensation program risk assessment

✓	Mitigate undue risk in compensation programs through informed performance goal-setting that considers multiple financial and non-financial inputs

✓	Retain the services of an independent compensation consultant

✓	Generally consider peer group, market and industry data when setting executive pay, using the median as a reference point to understand the general market

✓	Provide for accelerated equity vesting for plan participants and non-equity severance benefits for our executive officers upon a change in control, with “double triggers”

✓
Maintain an anti-hedging policy that prohibits our directors, executive officers, employees and their related persons from trading in derivative instruments with respect to the Company’s securities or selling the Company’s securities “short”

✓	Prohibit our directors, executive officers and their related persons from pledging the Company’s securities as collateral for loans or for any other purpose

✓	Maintain a clawback policy applicable to executive officers in the event of a financial statement restatement

What We DON’T DO
✗	Provide excessive perquisites

✗	Offer a pension or supplemental executive retirement plan

✗	Reprice underwater stock options without stockholder approval

✗	Reward executives without a link to performance

✗	Provide for excise tax gross-ups in our NEOs’ employment agreements

2021 Say-on-Pay and Frequency of Say-on-Pay Outcome

We held a non-binding advisory stockholder vote on the compensation of our NEOs, commonly referred to as a “say-on-pay” vote, at our 2021 Annual Meeting of Stockholders. At the 2021 Annual Meeting of Stockholders, approximately 94% of the votes cast were cast in favor of the “say-on-pay” proposal. The Committee considered the result of this advisory vote to be an endorsement of our executive compensation program, policies, practices and philosophy, and did not make any compensation changes for our NEOs specifically as a result of the say-on-pay voting results. The Committee will continue to consider the outcome of our say-on-pay votes when making future executive compensation decisions for our NEOs.

In light of the 2021 voting results with respect to the frequency of holding a non-binding advisory vote on executive compensation, the Board has determined that the Company will hold future non-binding advisory votes of stockholders to approve the compensation of the NEOs every year until the next non-binding advisory vote of stockholders on the frequency of stockholder votes on executive compensation, which will occur in 2027, or until the Board otherwise determines a different frequency for such non-binding advisory votes.

Evaluating 2021 Compensation and the Use of Market Data

The Committee engaged ClearBridge to advise the Committee regarding the amount and types of compensation that we provide to our executive officers and how our compensation practices compared to the compensation practices of peer companies. See “Directors, Executive Officers and Corporate Governance—Board Committees—Compensation Committee” for further information regarding our engagement of ClearBridge.

In making its compensation determinations for fiscal year 2021, the peer group was selected by the Committee, based on recommendations provided by ClearBridge. The Committee reviews and approves the compensation peer group annually. The compensation peer group was determined based on the following criteria:

Operations and Scale	We seek U.S.-based publicly-traded media companies as our primary data source. The selected peer companies are comparable to the Company’s revenue size (for example, generally companies with revenue of approximately $1 billion to $3.5 billion) with a secondary focus on market capitalization.

Business Characteristics	Demographics	U.S.-based publicly-traded media companies, similar in terms of business complexity who serve as potential sources of executive talent.

	Business Criteria	Companies with a similar business model to ours and have a meaningful portion of revenue from advertising sales as determined by an evaluation of such companies’ public disclosures.

	Peers of Peers	Companies who are listed as a peer of the Company’s current peers as disclosed in such peers’ proxy statement.

For 2021, the Committee reviewed and approved the compensation peer group in October 2020 and determined at that time that other than the removal of Tribune Media Company due to it being acquired by Nexstar Media Group, Inc., no changes should be made. This determination was made giving due consideration to the business uncertainty and market volatility resulting from the COVID-19 pandemic and the related impacts on the revenue and market capitalization of the Company and the peer group companies. Therefore, the Company’s compensation peer group for 2021 was comprised of the following 12 companies:

Company	Trailing 12-Month Revenue(1)	Market Capitalization(1)
OUTFRONT Media Inc.	$1,464	$3,981
Sinclair Broadcast Group, Inc.	$6,134	$2,033
Nexstar Media Group, Inc.	$4,648	$6,273
IAC/InterActiveCorp	$3,700	$12,199
AMC Networks Inc.	$3,078	$1,572
Meredith Corporation	$2,993	$2,609
TEGNA Inc.	$2,991	$4,264
Gray Television, Inc.	$2,413	$2,039
The E. W. Scripps Company	$2,284	$1,665
Clear Channel Outdoor Holdings, Inc.	$2,241	$1,596
The New York Times Company	$2,048	$8,054
Lamar Advertising Company	$1,791	$12,345
Audacy, Inc.(2)	$1,219	$376

(1)    As of January 3, 2022, except for Meredith Corporation which is as of the last date of publicly available information prior to the sale of its TV station segment to Gray Television, Inc., and its magazine division to IAC/InterActiveCorp on December 1, 2021. Dollars in millions.
(2)    Formerly named Entercom Communications Corp.; rebranded to Audacy, Inc. on March 30, 2021.

The Company strives to maintain a reasonable competitive positioning relative to the peer group and secondary compensation sources, such as published survey data. Although the Company does not solely use benchmarking to evaluate its executive compensation, it does use market data as an initial reference point to understand the general market. Analyzed data is scoped to the Company’s revenue size and aged to a common date to ensure comparability. In 2021, the Committee reviewed data from the Willis Towers Watson Executive General Industry Survey and the Willis Towers Watson Executive Media Industry Survey. No one company in these surveys was relied upon with respect to determining any of the Company’s compensation decisions. Because the Company is structured as a REIT, the Committee also considered pay practices among specialty REITs of comparable size to that of the Company based on revenue and market capitalization, similar to the size criteria used for the media peer group described above. No modifications were made to the REIT comparison group for 2021. The REIT comparison group for 2021 included the following specialty REITs: The GEO Group, Inc., CoreCivic, Inc, Digital Realty Trust Inc., Extra Space Storage Inc. and CyrusOne Inc.

Elements of 2021 NEO Compensation

Consistent with 2020, NEO compensation included the following compensation elements:

✓    Base salary

✓    Performance-based compensation:

◦Executive cash bonus plan

◦Long-term equity incentive compensation

✓    Retirement plans

✓    Other compensation (personal benefits)

The Committee considered each of the above elements from the perspective of design and pay level as it reviewed and established NEO compensation in 2021. Neither the Company nor the Committee used explicit guidelines in determining the mix of compensation elements for the NEOs. However, as described above, the Committee managed the pay programs so that a majority of compensation was both at risk and subject to performance conditions.

During 2021, we were a party to employment agreements with all of our NEOs. For a description of the terms and provisions of these employment agreements, see “—Employment Agreements.”

Base Salary

We annually review the base salaries of our NEOs in light of performance factors (Company and individual) and market compensation practices. The Committee reviews compensation analysis and data provided by our compensation consultant, ClearBridge. There were no changes to the base salaries of our NEOs in 2021.

Name	2020 Salary	2021 Salary	Change
Jeremy J. Male	$1,350,000	$1,350,000	0%

Matthew Siegel	$650,000	$650,000	0%

Andrew R. Sriubas	$650,000	$650,000	0%

Clive Punter	$650,000	$650,000	0%

Richard H. Sauer	$575,000	$575,000	0%

Performance-Based Compensation—Executive Cash Bonus Plan

Overview

Ultimately, the goal of the plan is to reward behaviors that create value for our stockholders. More specifically, the OUTFRONT Media Inc. Amended and Restated Executive Bonus Plan (the “Executive Bonus Plan”) is designed to motivate NEOs to:

✓    Grow top line revenue

✓    Manage and control costs

✓    Achieve rigorous individual goals that are linked to our strategic plan

These behaviors are measured through financial metrics, and, to a lesser extent, qualitative metrics as illustrated in the table below.

Metric	Weighting	Payout Downside (% of Target)	Payout Upside (% of Target)
Financial Performance: Weighted Average Achievement of Adjusted OIBDA and AFFO	67% (75% Adjusted OIBDA, 25% AFFO)	50%	200%

Individual Performance	33%

The Company continues to use Adjusted OIBDA as a metric because it remains an important indicator of the Company’s operational strength and performance of our businesses, as it provides a link between profitability and operating cash flow. The Company uses AFFO as the second metric because, like Adjusted OIBDA, management uses AFFO in managing the business and it is an important indicator of our operational strength and business performance. We believe the Adjusted OIBDA and AFFO metrics provide a meaningful comparison of our Company’s operating performance to other companies in our industry as well as to REITs.

Adjusted OIBDA and AFFO were selected and approved by the Committee as metrics for the Executive Bonus Plan. As a media company that is also a REIT, these metrics are seen as critical to both our short-term performance and our long-term strategic plan, and are the most prominent two metrics tracked by our management and the investment community.

How the Plan Works

The Committee has a process in place for setting goals and evaluating performance under the Executive Bonus Plan that includes both quantitative financial performance targets for the Company and qualitative individual performance goals and objectives for the NEOs. Based on the advice of our compensation consultant, the Committee chose to set the Executive Bonus Plan financial thresholds, targets and maximums for fiscal year 2021 using budgeted earnings estimates, which consider macroeconomic factors, analyst estimates and projected out-of-home advertising industry growth, as well as the Company’s financial and operational performance. In order for the quantitative financial component of the bonuses to be funded under the Executive Bonus Plan, the Company must achieve an 80% or greater level of the weighted average achievement of a combination of the percentage of target Adjusted OIBDA achieved for calendar year 2021 and the percentage of target AFFO achieved for calendar year 2021, in each case, as adjusted in accordance with the Executive Bonus Plan, with such weighted average achievement calculated by allocating a 75% weighting to target Adjusted OIBDA and a 25% weighting to target AFFO (the “Minimum Funding Threshold”). If the Minimum Funding Threshold is achieved, the Committee compares the weighted average achievement of both financial metrics to a pre-defined bonus payout scale approved by the Committee in early 2021, with threshold, target and maximum goals, as set forth below. The Committee applies an increased payout of 25% for every 2.5% weighted average achievement above target, and a decreased payout of 12.5% for every 5% weighted average achievement below target. If the performance achievement results in a percentage between two performance levels on the scale, the bonus payout is interpolated. The Company’s Chief Executive Officer then reviews the qualitative individual performance of the NEOs relative to the Company’s performance and pre-established strategic goals and objectives, and provides his assessment to the Committee, while the Committee does their own assessment of the Chief Executive Officer’s performance. The Committee then determines achievement within the parameters of the pre-defined payout of 0% to 200%. The Committee determines the actual final bonus payments using the following percentages: 67% of the bonus payment is based on the quantitative financial component and 33% of the bonus payment is based on an evaluation of the qualitative individual performance of the NEOs, each as described above and below. The Committee may exercise discretion to adjust any of the bonus payments, subject to any limitations set forth in the Executive Bonus Plan. This process is depicted in the flowchart below.

Determining the 2021 Payout

Goal-Setting Process

- Management develops target AFFO and target Adjusted OIBDA performance goals
- Management sets individual goals and objectives

➕

- Analyst guidance for the upcoming year is reviewed
- Company reviews performance for prior-year(s)

➕

- Threshold, target and maximum performance goals are developed in consideration of these factors

➕

- Management reports recommendations to Committee for final approval

Measurement of Financial Performance (67%)

The Committee evaluates actual performance relative to the weighted average of combined target Adjusted OIBDA and AFFO performance to determine financial component funding. If the financial weighted average achievement of such combination is 80% or more, the Committee then compares the achievement to a pre-defined scale with threshold, target and maximum goals, using straight-line interpolation as needed, to assess potential payouts.

Individual Goals and Performance (33%)

The CEO reviews the performance of NEOs, other than himself, relative to Company performance and pre-established strategic goals and objectives, and then discusses his assessment of each NEO with the Committee. The Committee reviews CEO performance and then determines achievement within the parameters of the pre-defined payout range (0% to 200%).

Final Payout

The Committee determines the final payout by evaluating the weighted formulaic outcome of the financial and individual performance of the NEOs for the year, and any other factors that the Committee deems appropriate, subject to any limitations set forth in the Amended and Restated Executive Bonus Plan.

The chart below summarizes the Committee’s review of 2021 performance and the resulting Executive Bonus Plan payouts.

Financial Component Funding
Threshold Financial Performance Achieved
In 2021, the Minimum Funding Threshold goal was achieved. Actual Adjusted OIBDA for cash bonus plan purposes was $340.3 million and actual AFFO was $205.1 million, each of which were greater than 80% of the corresponding threshold amounts of $222.9 million and $102.8 million, respectively.

NEO Performance
In early 2022, Mr. Male reviewed and assessed the performance of each NEO relative to the Company’s performance objectives outlined below, and discussed his assessment of each NEO’s performance with the Committee. The Committee also formally assessed Mr. Male’s performance against his pre-established individual objectives, and met in executive session to consider Mr. Male’s recommendations and to make final payout determinations for the NEOs. The NEO and Company performance objectives in 2021 were as follows:

✓	Continue to execute on platform deployment of digital equipment in connection with the Company’s transit franchise agreement with the New York Metropolitan Transportation Authority (the “MTA”)
✓	Continue conversions of static billboard to digital displays, and deploy new digital displays in key media markets
✓	Enhance technology of our business, assets and products
✓	Continue to invest in our personnel, corporate culture, and ESG initiatives
✓	Renew 13 labor union agreements
✓	Successful navigation through work from home, return to office, and a hybrid work environment
Overall Funding
As noted previously, 67% of the NEOs’ annual cash bonus payout is based on the weighted average achievement of target Adjusted OIBDA and target AFFO, 75% and 25%, respectively. The table below depicts the (1) threshold, target and maximum performance goals used to determine bonus pool funding, (2) actual performance achievement for 2021 for these goals, and (3) the resulting weighted average performance achievement for 2021 for financial performance.
2021 Performance Goal	Weighting	Actual	Threshold	Target	Maximum	Achievement
Adjusted OIBDA*	75%	$340.3	$222.9	$278.6	$306.5	122.1% x 75% = 91.6%
AFFO*	25%	$205.1	$102.8	$128.5	$141.4	159.6% x 25% = 39.9%
2021 Weighted Average Financial Achievement (67%)						131.5% of target = 200% of funding
2021 Individual Performance Funding (33%)						150%
2021 Final Funding						184% of target

* Dollars in millions.
For 2021, the financial weighted average achievement of target Adjusted OIBDA and target AFFO was 131.5%, which resulted in 200% funding of the financial performance component of the bonus pool for our NEO’s. The Committee applied the weighted average achievement of both metrics against the pre-defined bonus payout scale approved by the Committee in early 2021, as described above. Since the financial weighted average achievement for 2021 was at 131.5%, the financial portion of the bonus payout was funded at 200%, which represents 67% of the total bonus funding pool.
After reviewing Mr. Male’s recommendations, the Committee determined that for the 33% individual performance component of each NEO’s annual bonus, the funding would be set at a funding level of 150% (which is below the maximum individual performance component funding level of 200% permitted under the Committee’s pre-defined payout range). The Committee believes that the NEOs equally collaborate on the Company’s performance objectives, and as their respective individual performances are tied to the Company’s financial performance, all NEOs received the same bonus funding of 184%.

2021 Final Payouts

NEO	As a % of Base Salary	($)	As a % of Target Bonus Opportunity	($)
Jeremy J. Male	115%	1,552,500	184%	2,856,600
Matthew Siegel	85%	552,500	184%	1,016,600
Andrew R. Sriubas	85%	552,500	184%	1,016,600
Clive Punter	85%	552,500	184%	1,016,600
Richard H. Sauer	65%	373,750	184%	687,700

Performance-Based Compensation—Long-Term Equity Incentive Compensation

The Company provides long-term equity incentive compensation to the NEOs that is intended to:

✓    Balance stockholder alignment, line-of-sight to critical financial metrics and long-term retention

✓    Reflect typical market practice of our peer group

✓    Align with our stated pay-for-performance compensation philosophy

The Company’s annual long-term equity incentive compensation is comprised of two separate components:

Type of Long-Term Equity Incentive Compensation	Weighting	Overview	Rationale
PRSUs	60%	✓ Earned based on one-year Adjusted OIBDA and AFFO performance weighted 75% and 25%, respectively	✓ Based on financial metrics that are (1) directly linked to stock price growth, (2) market-competitive, and (3) understood by management
		✓ Any earned PRSUs are also subject to ratable vesting over a three-year period following the grant date	✓ Provides alignment with stockholders
			✓ Fosters retention
TRSUs	40%	✓ Vests ratably over a three-year period following the grant date	✓ Provides alignment with stockholders
			✓ Fosters retention

On February 20, 2021, the Company made a grant of PRSUs to its NEOs. Grants of PRSUs follow the same process as that of awards under the Executive Bonus Plan in that the grants of PRSUs are at-risk and subject to the Minimum Funding Threshold. If the Minimum Funding Threshold is achieved, the Committee compares the weighted average achievement of both financial metrics to the performance and payout schedule approved by the Committee in early 2021 with threshold, target and maximum goals, as set forth below. The Committee applies an increased payout of 10% for every 5% weighted average achievement above target, and a decreased payout of 10% for every 5% weighted average achievement below target. If the performance achievement results in a percentage between two performance levels on the scale, the grant payout is interpolated. The Committee may exercise discretion to adjust any of the grants of PRSUs, subject to any limitations set forth in the Omnibus SIP.

Performance and Payout Schedule	Level of Performance (Relative to Target Performance)	Level of Payout (Relative to Target # of PRSUs Granted)
Below Threshold	<80%	0%
Threshold	80%	60%
Target	100%	100%
Maximum	≥110%	120%

In evaluating the potential performance and payout levels of long-term equity incentive compensation PRSU awards relative to short-term cash-based incentives that may be earned under the Executive Bonus Plan, though both incentives are subject to similar financial metrics, PRSU awards utilize an interpolation scale with higher threshold and lower maximum payout levels, making it more difficult to achieve PRSU award payout levels at the top of the scale unless the Company significantly overperforms.

The Committee considered a number of factors when establishing each NEO’s 2021 total grant value:

✓    Recommendations from the Chief Executive Officer (excluding for his own role) based on the Company performance objectives described above

✓    Market data and consultation provided by ClearBridge

✓    Existing contractual obligations through employment agreements

✓    Potential levels of dilution

✓    Internal equity amongst the NEO group

✓    The desire to place more emphasis on long-term incentives from a pay mix perspective

The table below provides the total 2021 grant-date value and the number of target PRSUs and TRSUs that were granted to each NEO.

	Total 2021	Number of Units Granted in 2021
NEO	Grant Value	Target PRSUs	TRSUs
Jeremy J. Male	$3,500,000	97,765	65,176
Matthew Siegel	$1,750,000*	48,882	32,588
Andrew R. Sriubas	$2,000,000	55,865	37,243
Clive Punter	$1,150,000	32,122	21,415
Richard H. Sauer	$750,000	20,949	13,966
*In 2021, the Committee, in its discretion, increased Mr. Siegel’s annual long-term incentive target opportunity from $1,500,000 to $1,750,000 following a review of peer data and other factors, effective as of the February 20, 2021 grant date. See “--Employment Agreements.”

In February 2022, the Committee determined the maximum level of AFFO and Adjusted OIBDA performance was attained (as described above for the Executive Bonus Plan for 2021) and, accordingly, the number of PRSUs actually earned based on the Company’s performance relative to the performance goals established by the Committee for the 2021 calendar year. The number of shares earned upon vesting of the PRSUs is determined in accordance with the performance and payout schedule described in the table above. For 2021, we achieved 131.5% of the weighted average achievement of a combination of target Adjusted OIBDA and target AFFO, which resulted in final PRSUs eligible to vest at 120% of target PRSUs. The table below sets forth the number of PRSUs earned in 2021 and eligible to vest in accordance with the time-based vesting schedule described below.

NEO	Target Number of PRSUs in 2021	Actual Number of PRSUs Earned Based on 2021 Performance
Jeremy J. Male	97,765	117,319
Matthew Siegel	48,882	58,659
Andrew R. Sriubas	55,865	67,040
Clive Punter	32,122	38,548
Richard H. Sauer	20,949	25,140

The use of a one-year performance period for PRSU awards reflects the continually changing media landscape in which we operate. The digitization of our business and the increasing importance of transit contracts make it increasingly difficult to set financial performance goals in excess of one year. This became evident when considering the impact of the COVID-19 pandemic on the Company’s business. Establishing rigorous financial targets each year enables the team to focus on delivering results aligned to the needs of the Company with the flexibility to alter direction on an annual basis. These awards time vest over a three-year period, and are subject to forfeiture as described below. Accordingly, we believe that a one-year performance period is the right time frame over which to evaluate certification of PRSU awards.

The TRSUs and any PRSUs actually earned generally vest in substantially equal installments over a three-year vesting period from the date of grant subject to each NEO’s respective continued employment through the applicable vesting date and the terms of his employment agreement and/or equity award. If we pay regular cash dividends with respect to our common stock, the holders of TRSUs and any PRSUs actually earned will be eligible for dividend equivalent payments in shares of our common stock when and to the extent that the related TRSUs or PRSUs vest and are settled.

Additionally, in February 2021, the Committee, in consultation with ClearBridge, determined that in order to further align the NEOs with our stockholders, strengthen the relationship between pay and performance and incentivize the continued efforts of the NEOs through a post-pandemic recovery, it would approve one-time equity grants to the NEOs in addition to the Company’s standard annual long-term equity incentive award grants. The grant values of the one-time equity awards were equal to 100% of each NEO’s current base salary, and comprised of 60% PRSUs and 40% TRSUs. The PRSU performance metric is based on the Company’s total shareholder return (“TSR”) relative to the TSRs of the companies in the iShares Evolved U.S. Media and Entertainment Index as of January 1, 2021, measured over a two-year performance period from January 1, 2021 to December 31, 2022, with the number of PRSUs eligible to vest ranging from 0% to 200% of target based on a percentile ranking of the Company’s relative TSR. Subject to the performance condition, these one-time equity grants will cliff vest in full on the second anniversary of the award grant date. Except with respect to the performance condition and the time-vesting period, the terms and conditions of the one-time equity grants are substantially similar to those of the Company’s standard annual long-term equity incentive grants. TSR is to be calculated based on the 20-day trading average at the beginning and end of the performance period referenced above, with dividends assumed to be reinvested. The performance and payout schedule approved by the Committee for the one-time PRSU grants in early 2021 is set forth below. If the performance achievement results in a relative ranking between the 25th and 90th percentile, the grant payout is determined by linear interpolation. The Committee may exercise discretion to adjust any of the grants of PRSUs, subject to any limitations set forth in the Omnibus SIP.

Level of Performance (Relative TSR Percentile Rank)	Level of Payout (Relative to Target Amount of One-Time PRSU Grants)
Below 25th Percentile	0%
25th Percentile	50%
50th Percentile	100%
75th Percentile	150%
90th Percentile and Above	200%

Retirement and Deferred Compensation Plans

The Company maintains a broad-based tax-qualified defined contribution plan (the “401(k) Plan”) and a nonqualified deferred compensation plan (the “Excess 401(k) Plan”), effective as of January 1, 2014. During 2021, we provided participating NEOs with matching contributions in the 401(k) Plan and the Excess 401(k) Plan as we believe this benefit is reasonable and market-competitive.

Information regarding the participation by our NEOs in the Excess 401(k) Plan is set forth in the 2021 Nonqualified Deferred Compensation table and the narratives following this table. The Excess 401(k) Plan provides our senior executives with the opportunity to save for retirement beyond the qualified plan limitations.

Stock Ownership Guidelines

To better align the interests of our executive team with those of our stockholders, we have adopted stock ownership guidelines for our executive officers. Ownership in the Company is evidence of the confidence our executives have in the Company’s long-term performance.

✓    Chief Executive Officer: 5x base salary

✓    Chief Financial Officer: 3x base salary

✓    Other executive officers: 2x base salary

Shares considered “owned” for purposes of complying with the stock ownership guidelines are:

✓    Shares of stock owned individually or jointly, or in trusts owned by the executive

✓    TRSUs

✓    PRSUs once performance level and number of PRSUs earned have been determined

Each executive officer has five years from the time he becomes subject to the ownership guidelines to meet the guideline. Once the executive’s qualified holdings reach the guideline, the executive will be deemed to have met the guideline going forward. The executive will need to maintain a level of ownership in either the number of shares held when the guideline was met (to mitigate the need to increase the number of shares owned when there is a reduction in the share price) or the current dollar guideline (to have the ability to reduce the number of shares when the share price increases). Management will present a progress report annually to the Committee regarding ownership levels.

As of or prior to December 31, 2021, all of the NEOs have met their respective ownership guidelines.

Clawback Policy

In 2017, the Board voluntarily adopted a recoupment or “clawback” policy. In the event the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws to correct a material error, and the Board determines that an officer (as defined under SEC Rule 16a-1(f)) has willfully committed an act of fraud or dishonesty in the performance of his or her duties that contributed to the material noncompliance that resulted in the Company’s obligation to prepare the accounting restatement, then the Board will direct the Company to recoup from the culpable officer all excess incentive compensation received during the reporting period or periods impacted by the accounting restatement.

Compensation Deductibility Policy

Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended, generally limits to $1 million the federal tax deductibility of compensation paid in one year to our “covered employees,” which includes our chief executive officer, chief financial officer and three other most highly compensated executive officers (as well as any other person who was a covered employee for any taxable year beginning after December 31, 2016). Our Committee considers deductibility as just one factor in determining the form and terms of compensation we provide. In certain circumstances, the Committee has granted, and may continue to grant, compensation that does not qualify for deductibility under Section 162(m), including when, in the Committee’s judgment, certain compensation is needed to achieve the Committee’s overall compensation objectives.

Compensation Risk Assessment

In 2021, as part of the Company’s enterprise risk management process, our Chief Financial Officer, Chief Human Resources Officer, General Counsel, Vice President, Internal Audit, Controller, Corporate Secretary and Sr. Director of Compensation evaluated our compensation programs for potential areas of risk. During this initial risk assessment, we reviewed our compensation and benefit programs to identify potential risks and risk mitigation factors. On the basis of this initial assessment, management concluded that the Company’s compensation programs are structured in a way that does not create risks that are reasonably likely to have a material adverse effect on the Company. The Committee reviewed the results of this assessment at the end of 2021 and agreed with management’s conclusion.

COMPENSATION COMMITTEE REPORT

The following Compensation Committee Report does not constitute “soliciting material” and shall not be deemed “filed” or incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent OUTFRONT Media Inc., a Maryland corporation (the “Company”), specifically requests that the information be treated as soliciting material or specifically incorporates such information by reference into a document filed under the Securities Act or the Exchange Act.

The Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis (“CD&A”) included in the Company’s proxy statement for the 2022 Annual Meeting of Stockholders (the “Proxy Statement”). Based on that review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in the Proxy Statement and incorporated by reference from the Proxy Statement into the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the Securities and Exchange Commission on February 24, 2022.

Members of the Compensation Committee

Peter Mathes, Chair
Nicolas Brien
Angela Courtin

2021 Summary Compensation Table

The following table presents summary information regarding the compensation awarded to, earned by, or paid to each of the NEOs for services rendered to us for the years ended December 31, 2021, 2020 and 2019, as applicable.

Name and Principal Position(a)	Year (b)	Salary ($)(c)(1)	Bonus ($)(d)	Stock Awards ($)(e)(2)	Option Awards ($)(f)	Non-Equity Incentive Plan Compensation ($)(g)(1)(3)	Change in Pension Value and Non-qualified Deferred Compens-ation Earnings ($)(h)	All Other Compensation ($)(i)(4)	Total ($)(j)
Jeremy J. Male	2021	1,349,999	—	5,116,173	—	2,856,600	—	1,260	9,324,031*
Chairman and Chief	2020	1,170,865	—	3,499,968	—	869,400	—	1,260	5,541,493
Executive Officer	2019	1,349,999	—	3,500,000	—	2,142,450	—	1,260	6,993,709
Matthew Siegel	2021	650,000	—	2,528,142	—	1,016,600	—	33,206	4,227,948*
Executive Vice President,	2020	630,500	—	1,499,951	—	300,350	—	30,490	2,461,291
Chief Financial Officer	2019	650,000	—	1,199,988	—	672,750	—	39,269	2,562,007
Andrew R. Sriubas	2021	650,000	—	2,778,126	—	1,016,600	—	33,523	4,478,249*
Executive Vice President,	2020	630,500	—	1,999,986	—	309,400	—	33,630	2,973,516
Chief Commercial Officer	2019	650,000	—	1,999,972	—	762,450	—	45,744	3,458,166
Clive Punter	2021	650,000	—	1,928,141	—	1,016,600	—	4,281	3,599,022*
Executive Vice President,	2020	609,131	—	1,149,942	—	294,393	—	30,580	2,084,046
Chief Revenue Officer	2019	620,000	—	999,975	—	684,480	—	41,360	2,345,815
Richard H. Sauer	2021	575,000	—	1,438,342	—	687,700	—	3,821	2,704,863*
Executive Vice President,	2020	557,750	—	749,976	—	209,300	—	3,821	1,520,847
General Counsel	2019	575,000	—	599,972	—	515,775	—	10,525	1,701,272

*As more fully described in footnote (2) below, the total amounts presented for 2021 include the target grant date value of TRSUs and PRSUs granted in 2021, as required by the SEC rules, including certain one-time equity awards comprised of TRSUs and PRSUs granted to the NEOs in February 2021. See “—Compensation Discussion and Analysis—Elements of 2021 NEO Compensation—Performance-Based Compensation—Long-Term Equity Incentive Compensation.” Excluding the effect of the one-time equity award grants to the NEOs in 2021, the total amounts for 2021 for Messrs. Male, Siegel, Sriubas, Punter and Sauer would have been $7,707,831, $3,449,782, $3,700,083, $2,820,856 and $2,016,496, respectively. These total amounts are not a substitute for the total amounts reported in the total column required by the SEC rules.

(1)Salary and Non-Equity Incentive Plan Compensation for 2021 include amounts deferred under qualified and nonqualified arrangements.
(2)For stock awards made in 2021, these amounts reflect the aggregate grant date fair values of grants under the Omnibus SIP, determined in accordance with FASB ASC Topic 718. For the total annual PRSUs granted in 2021 to Messrs. Male, Siegel, Sriubas, Punter and Sauer (representing $2,099,992, $1,049,985, $1,199,980, $689,981 and $449,985, respectively, of the aggregate grant date values included in column (e)), the maximum grant date value, determined in accordance with FASB ASC Topic 718, would be $2,520,012, $1,260,004, $1,440,019, $828,020 and $540,003, respectively. For the total one-time PRSUs granted in 2021 to Messrs. Male, Siegel, Sriubas, Punter and Sauer (representing $1,076,215, $518,172, $518,172, $518,172 and $458,381, respectively, of the aggregate grant date values included in column (e)), the maximum grant date value, determined in accordance with FASB ASC Topic 718, would be $2,152,430, $1,036,344, $1,036,344, $1,036,344 and $916,762, respectively. The assumptions upon which these amounts are based are set forth in Note 15 to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. In February 2022, the Committee determined the maximum level of AFFO and Adjusted OIBDA performance for the 2021 annual PRSUs was attained, which resulted in final 2021 annual PRSUs eligible to vest at 120% of target. See “—Compensation Discussion and Analysis—Elements of 2021 NEO Compensation—Performance-Based Compensation—Long-Term Equity Incentive Compensation.”
(3)Amounts represent the annual bonus earned for 2021 under the Executive Bonus Plan. See “—Compensation Discussion and Analysis—Elements of 2021 NEO Compensation—Performance-Based Compensation—Executive Cash Bonus Plan.”
(4)The following table and footnotes describe each component of the “All Other Compensation” column for 2021:

Named Executive Officer	Company Contribution to 401(k) Plan ($)	Company Contribution to 401(k) Excess Plan/Deferred Compensation Arrangement ($)	Company-Paid Life Insurance ($)	Total ($)
Jeremy J. Male	—	—	1,260	1,260
Matthew Siegel	3,500	28,887	819	33,206
Andrew R. Sriubas	3,500	29,204	819	33,523
Clive Punter	3,500	—	781	4,281
Richard H. Sauer	3,096	—	725	3,821

2021 Grants of Plan-Based Awards

The following table sets forth information concerning grants of non-equity and equity incentive awards to the NEOs under the Executive Bonus Plan and the Omnibus SIP for the year ended December 31, 2021.

		Committee Action Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards:Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date		Threshold ($)(2)	Target ($)(2)	Maximum ($)(2)	Threshold ($)	Target ($)	Maximum ($)
Jeremy J. Male	2/20/2021	2/20/2021	—	—	—	—	—	—	65,176(4)	—	—	1,399,980
	2/20/2021	2/20/2021	—	—	—	58,659(5)	97,765(5)	117,319(5)	—	—	—	2,099,992
	2/20/2021	2/20/2021	—	—	—	—	—	—	25,139(6)	—	—	539,986
	2/20/2021	2/20/2021	—	—	—	18,855(7)	37,709(7)	75,418(7)	—	—	—	1,076,215
	—	—	—	1,552,500	3,105,000	—	—	—	—	—	—	—
Matthew Siegel	2/20/2021	2/20/2021	—	—	—	—	—	—	32,588(4)	—	—	699,990
	2/20/2021	2/20/2021	—	—	—	29,329(5)	48,882(5)	58,659(5)	—	—	—	1,049,985
	2/20/2021	2/20/2021	—	—	—	—	—	—	12,104(6)	—	—	259,994
	2/20/2021	2/20/2021	—	—	—	9,078(7)	18,156(7)	36,312(7)	—	—	—	518,172
	—	—	—	552,500	1,105,000	—	—	—	—	—	—	—
Andrew R.	2/20/2021	2/20/2021	—	—	—	—	—	—	37,243(4)	—	—	799,980
Sriubas	2/20/2021	2/20/2021	—	—	—	33,519(5)	55,865(5)	67,040(5)	—	—	—	1,199,980
	2/20/2021	2/20/2021	—	—	—	—	—	—	12,104(6)	—	—	259,994
	2/20/2021	2/20/2021	—	—	—	9,078(7)	18,156(7)	36,312(7)	—	—	—	518,172
	—	—	—	552,500	1,105,000	—	—	—	—	—	—	—
Clive Punter	2/20/2021	2/20/2021	—	—	—	—	—	—	21,415(4)	—	—	459,994
	2/20/2021	2/20/2021	—	—	—	19,273(5)	32,122(5)	38,548(5)	—	—	—	689,981
	2/20/2021	2/20/2021	—	—	—	—	—	—	12,104(6)	—	—	259,994
	2/20/2021	2/20/2021	—	—	—	9,078(7)	18,156(7)	36,312(7)	—	—	—	518,172
	—	—	—	552,500	1,105,000	—	—	—	—	—	—	—
Richard H. Sauer	2/20/2021	2/20/2021	—	—	—	—	—	—	13,966(4)	—	—	299,990
	2/20/2021	2/20/2021	—	—	—	12,569(5)	20,949(5)	25,140(5)	—	—	—	449,985
	2/20/2021	2/20/2021	—	—	—	—	—	—	10,707(6)	—	—	229,986
	2/20/2021	2/20/2021	—	—	—	8,031(7)	16,061(7)	32,122(7)	—	—	—	458,381
	—	—	—	373,750	747,500	—	—	—	—	—	—	—

(1)The “Committee Action Date” refers to the date on which the Committee approved the equity grant. See “—Compensation Discussion and Analysis—Elements of 2021 NEO Compensation—Performance-Based Compensation—Long-Term Equity Incentive Compensation.”
(2)Amounts shown in these columns represent the annual bonus opportunity under the Executive Bonus Plan for 2021 for each participating NEO. The actual bonus earned for 2021 was determined by the Committee in early 2022, as described above under “—Compensation Discussion and Analysis—Elements of 2021 NEO Compensation—Performance-Based Compensation—Executive Cash Bonus Plan,” and is set forth in the “Non-Equity Incentive Plan Compensation” column of the 2021 Summary Compensation Table for all NEOs. The amounts shown in the “Threshold” column represent the amount that the NEO could earn based on (a) achievement of the Minimum Funding Threshold, weighted 67%, and (b) achievement of the individual performance component at 50%, weighted 33%. The amounts shown in the “Target” column represent the amount that the NEO could earn based on (a) achievement of 100% of the weighted average target Adjusted OIBDA and target AFFO metric for 2021, weighted 67% and (b) achievement of the individual performance component at 100%, weighted 33%. The amounts shown in the “Maximum” column represents the amount that the NEO could earn based on (a) achievement of 110% of the weighted average target Adjusted OIBDA and target AFFO for 2021, weighted 67% and (b) achievement of the individual performance component at 200%, weighted 33%.
(3)Amounts reflect the fair value on the date of grant, and, for awards subject to performance-based vesting conditions, based on the probable outcome of the performance conditions as of the grant date of the awards reported in the table, in all cases, calculated in accordance with FASB ASC Topic 718.
(4)Represents the TRSU portion of the 2021 annual long-term equity incentive award granted to each participating NEO under the Omnibus SIP, described under “—Compensation Discussion and Analysis—Elements of 2021 NEO Compensation—Performance-Based Compensation—Long Term Equity Incentive Compensation.” The 2021 annual TRSUs were granted under the Omnibus SIP and generally vest in equal installments on each of February 20, 2022, 2023 and 2024, subject to the NEO’s continued service on each applicable vesting date and the terms of his employment agreement and/or equity awards.
(5)Amounts shown in these columns represent the PRSU portion of the 2021 annual long-term equity incentive awards granted to each participating NEO under the Omnibus SIP. The actual number of annual PRSUs earned and eligible to vest for 2021 was determined by the Committee in early 2022, as described under “—Compensation Discussion and Analysis—Elements of 2021 NEO Compensation—Performance-Based Compensation—Long-Term Equity Incentive Compensation.” The amounts shown in the “Threshold” column represent the number of PRSUs (in other words, 60% of the target award) that would become eligible to vest at achievement of the Minimum Funding Threshold. The amounts shown in the “Target” column represent the number of PRSUs (in other words 100% of the target award) that would become eligible to vest at 100% achievement of the weighted average target Adjusted OIBDA and target AFFO metric for 2021. The amounts shown in the “Maximum” column represent the number of PRSUs (in other words, 120% of the target award) that would become eligible to vest at achievement equal to or greater than 110% of the weighted average target Adjusted OIBDA and target AFFO metric for 2021. To the extent earned, the PRSUs generally vest in equal installments on each of February 20, 2022, 2023 and 2024, subject to the NEO’s continued service on each applicable vesting date and the terms of his employment agreement and/or equity awards. In February 2022, the Committee determined the maximum level of AFFO and Adjusted OIBDA performance was attained for the 2021 annual PRSUs, which resulted in final 2021 annual PRSUs eligible to vest at 120% of target PRSUs.
(6)Represents the TRSU portion of the 2021 one-time long-term equity incentive awards granted to each participating NEO under the Omnibus SIP, described under “—Compensation Discussion and Analysis—Elements of 2021 NEO Compensation—Performance-Based Compensation—Long-Term Equity Incentive Compensation.” The 2021 one-time TRSUs were granted under the Omnibus SIP and vest in full on February 20, 2023, subject to the NEO’s continued service on the vesting date and the terms of his employment agreement and/or equity award.
(7)Amounts shown in these columns represent the PRSU portion of the 2021 one-time long-term equity incentive awards granted to each participating NEO under the Omnibus SIP. The amounts shown in the “Threshold” column represent the number of one-time PRSUs (in other words, 50% of the target award) that would become eligible to vest based on achieving a 25% TSR ranking relative to the TSRs of the companies in the iShares Evolved U.S. Media and Entertainment Index as of January 1, 2021, measured over a two-year performance period. The amounts shown in the “Target” column represent the number of one-time PRSUs (in other words 100% of the target award) that would become eligible to vest based on achieving a 50th percentile TSR ranking relative to the TSRs of the companies in the iShares Evolved U.S. Media and Entertainment Index as of January 1, 2021, measured over a two-year performance period. The amounts shown in the “Maximum” column represent the number of one-time PRSUs (in other words, 200% of the target award) that would become eligible to vest at achievement equal to or greater than a ranking of the 90th percentile relative to the TSRs of the companies in the iShares Evolved U.S. Media and Entertainment Index as of January 1, 2021, measured over a two-year performance period. To the extent earned, the 2021 one-time PRSUs vest in full on February 20, 2023, subject to the NEO’s continued service on the vesting date and the terms of his employment agreement and/or equity awards.

Description of Plan-Based Awards

Non-equity incentive awards and equity awards reported in the 2021 Grants of Plan-Based Awards table were granted to the applicable NEOs under the Executive Bonus Plan and the Omnibus SIP, respectively.

Annual Bonuses under the Executive Bonus Plan

Please refer to the section entitled “—Compensation Discussion and Analysis—Elements of 2021 NEO Compensation—Performance-Based Compensation—Executive Cash Bonus Plan” above for a description of the 2021 annual cash bonus award opportunities.

PRSU and TRSU Awards

The number of annual PRSUs and TRSUs awarded to each NEO was determined by dividing the target value to be delivered to each NEO by the closing price of a share of our common stock on the NYSE on February 20, 2021, the date of grant. As described above, the number of annual PRSUs actually earned by an NEO is determined based on the achievement of the applicable performance goal for 2021; any earned annual PRSUs generally vest in substantially equal installments on each of February 20, 2022, 2023 and 2024. The annual TRSUs generally vest in substantially equal installments on each of February 20, 2022, 2023 and 2024.

The number of one-time PRSUs and TRSUs awarded to each NEO in February 2021 was determined by dividing the target value to be delivered to each NEO by the closing price of a share of our common stock on the NYSE on February 20, 2021, the date of grant. As described above, the number of one-time PRSUs actually earned by an NEO is determined based on the achievement of the applicable performance goal for the two year period ending December 31, 2022; any earned one-time PRSUs vest in full on February 20, 2023. The one-time TRSUs vest in full on February 20, 2023.

Employment Agreements

As described above, all of the NEOs entered into or had employment arrangements during 2021 that set forth the terms and conditions of their employment with us. For the vesting terms of long-term equity incentive awards granted to the NEOs during 2021, see “—2021 Grants of Plan-Based Awards.” For a description of the payments and benefits that would be provided to the NEOs in connection with a termination of their employment, see “—Potential Payments upon Termination or Change in Control.”

Jeremy J. Male

Effective September 18, 2013, we entered into an employment agreement with Mr. Male (the “2013 employment agreement”) that provided for his employment as our Chief Executive Officer through September 17, 2016. In 2015, we exercised our option to extend Mr. Male’s term for a one-year period ending September 17, 2017, pursuant to the terms of his employment agreement. The 2013 employment agreement provided for an annual base salary of $1.35 million, and an annual target bonus opportunity equal to 85% of his annual salary (with a maximum bonus opportunity equal to 200% of his annual salary), which compensation was subject to review and increase at the discretion of the Committee. In 2015, the Committee, in its discretion, increased Mr. Male’s annual target bonus opportunity to 100% of his annual salary. Effective September 18, 2017, we entered into a new employment agreement with Mr. Male that provides for his continued employment as our Chief Executive Officer through September 17, 2020, with automatic one-year extensions if the employment agreement is not otherwise terminated by the Company or Mr. Male (the “2017 employment agreement”). The 2017 employment agreement provides for an annual base salary of $1.35 million, and an annual target bonus opportunity equal to 100% of his annual base salary (with a maximum bonus opportunity equal to 200% of his annual base salary), which compensation is subject to review and increase at the discretion of the Committee. In 2019, the Committee, in its discretion, increased Mr. Male’s annual target bonus opportunity to 115% of his annual base salary.

Under the terms of the 2013 employment agreement, Mr. Male became eligible to receive annual grants of long-term equity incentive compensation, as determined by the Committee, based on a target value of $2 million. In 2015, the Committee approved an increase of Mr. Male’s target long-term equity incentive value to $3 million based on a competitive market review. In 2016, the Committee re-approved Mr. Male’s target long-term equity incentive value of $3 million. In connection with the Company’s initial public offering (the “IPO”), Mr. Male was afforded the opportunity to purchase shares of our common stock at the public offering price having an aggregate value of up to $4 million. For each share of our common stock purchased, Mr. Male received 0.625 RSUs payable in shares of our common stock under the Omnibus SIP. Under the terms of the 2017 employment agreement, Mr. Male is eligible to receive annual grants of long-term equity incentive compensation based on a target value of $3.5 million.

Mr. Male is entitled to participate in arrangements for benefits, business expenses and perquisites generally available to our other senior executives.

Mr. Male’s employment agreement also contains restrictive covenants imposing non-competition and non-disparagement obligations, restricting solicitation of employees, protecting confidential information and ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment.

Matthew Siegel

Effective May 24, 2018, we entered into an employment agreement with Mr. Siegel that provides for his employment as our Executive Vice President and Chief Financial Officer from June 4, 2018 through June 3, 2021, with automatic one-year extensions if the Agreement is not otherwise terminated by the Company or Mr. Siegel. The employment agreement provides for an annual base salary of $650,000, and an annual target bonus opportunity equal to 75% of his annual base salary, which compensation is subject to review and increase at the discretion of the Committee. In 2020, the Committee, in its discretion, increased Mr. Siegel’s annual target bonus opportunity to 85% of his annual base salary.

Under the terms of his employment agreement, Mr. Siegel is eligible to receive annual grants of long-term incentive compensation as determined by the Committee based on a target value of $1.2 million. In 2018, Mr. Siegel received a one-time grant of long-term equity incentive compensation in the form of RSUs with a value of $300,000 in connection with entering into the employment agreement. In 2020, the Committee approved an increase to Mr. Siegel’s target long-term equity incentive value of $1.5 million. In 2021, the Committee approved an increase to Mr. Siegel’s target long-term equity incentive value of $1.75 million.

Mr. Siegel also is entitled to participate in arrangements for benefits, business expenses and perquisites generally available to our other senior executives.

Mr. Siegel’s employment agreement also contains restrictive covenants imposing non-competition and non-disparagement obligations, restricting solicitation of employees, protecting confidential information and ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment.

Andrew R. Sriubas

Effective July 28, 2014, we entered into an employment agreement with Mr. Sriubas that provided for his employment as our Executive Vice President, Strategic Planning & Development through July 27, 2017. The employment agreement provided for an annual base salary of $550,000, and an annual target bonus opportunity equal to 75% of his annual base salary, which compensation was subject to review and increase at the discretion of the Committee. Effective July 28, 2017, we entered into a new employment agreement with Mr. Sriubas that provides for his service as the Company’s Chief Commercial Officer through July 27, 2020 with automatic one-year extensions if the employment agreement is not otherwise terminated by the Company or Mr. Sriubas. The employment agreement provides for an annual base salary of $650,000, and an annual target bonus opportunity equal to 85% of his annual base salary (with a maximum bonus opportunity of 200% of his annual base salary if the applicable performance goals are exceeded) which compensation is subject to review and increase at the discretion of the Committee. The employment agreement also provides that Mr. Sriubas’s 2017 annual target bonus be calculated on a pro-rata basis using his applicable annual base salary and annual target bonus percentage before and after July 28, 2017.

Under the terms of Mr. Sriubas’s previous employment agreement with the Company, Mr. Sriubas received annual grants of long-term equity compensation as determined by the Committee, based on a target value of $750,000. Under the terms of his new employment agreement, commencing in 2018, Mr. Sriubas is eligible to receive, annual grants of long-term equity compensation based on a target value of $2,000,000, as well as an additional equity award if the Company renewed its contract with the MTA in an amount and on the terms and conditions to be determined by the Board and the Chief Executive Officer in their sole discretion. In connection with the Company renewing its contract with the MTA, Mr. Sriubas received a one-time TRSU award in the amount of $650,000 in November 2017.

Mr. Sriubas is entitled to participate in arrangements for benefits, business expenses and perquisites generally available to our other senior executives.

Mr. Sriubas’s employment agreement also contains restrictive covenants imposing non-competition and non-disparagement obligations, restricting solicitation of employees, protecting confidential information and ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment.

Clive Punter

Effective as of October 6, 2014, we entered into an employment agreement with Mr. Punter that provided for his employment as our Executive Vice President, Chief Revenue Officer through October 5, 2017. The employment agreement provided for an annual base salary of $550,000 and an annual target bonus opportunity equal to 75% of his annual salary which compensation was subject to review and increase at the discretion of the Committee. Effective as of October 6, 2017, we entered into a new employment agreement with Mr. Punter that provides for his continued employment as our Executive Vice President, Chief Revenue Officer until his employment is terminated by the Company or Mr. Punter. The employment agreement provides for an annual base salary of $620,000, and an annual target bonus opportunity equal to 75% of his annual base salary, which compensation is subject to review and increase at the discretion of the Committee. In 2019, the Committee, in its discretion, increased Mr. Punter’s annual target bonus opportunity to 80% of his annual base salary. In 2020, the Committee, in its discretion, increased Mr. Punter’s annual base salary to $650,000 and his target bonus opportunity to 85% of his annual base salary.

Under the terms of Mr. Punter’s previous employment agreement with the Company, Mr. Punter received annual grants of long-term equity incentive compensation, as determined by the Committee, based on a target value of $750,000. Under the terms of his new employment agreement, commencing in 2018, Mr. Punter is eligible to receive annual grants of long-term incentive equity compensation based on a target value of $825,000, which is subject to review and a performance increase by $175,000 at the discretion of the Committee. In 2019, the Committee approved an increase of Mr. Punter’s target long-term equity incentive value to $1,000,000. In 2020, the Committee approved an increase of Mr. Punter’s target long-term equity incentive value to $1,150,000.

Mr. Punter is entitled to participate in arrangements for benefits, business expenses and perquisites generally available to our other senior executives.

Mr. Punter’s employment agreement also contains restrictive covenants imposing non-competition and non-disparagement obligations, restricting solicitation of employees, protecting confidential information and ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment.

Richard H. Sauer

Effective February 17, 2014, we entered into an employment agreement with Mr. Sauer that provided for his employment as our Executive Vice President, General Counsel through February 25, 2015, with an option for us to extend the agreement for an additional two-year period, which we exercised. The employment agreement provided for an annual base salary of $450,000 for the first year of the term and $475,000 for each of the second and third years of the term, and an annual target bonus opportunity equal to 50% of his annual base salary, which compensation was subject to review and increase at the discretion of the Committee. In 2016, the Committee approved an increase of Mr. Sauer’s annual base salary to $500,000 and Mr. Sauer’s annual target bonus opportunity to 60% of his annual base salary, based on a competitive market review. Effective March 1, 2017, we entered into a new employment agreement with Mr. Sauer that provides for his service as our Executive Vice President, General Counsel until his employment is terminated by the Company or Mr. Sauer. The employment agreement provides for an annual base salary of $575,000, and an annual target bonus opportunity equal to 65% of his annual base salary, which compensation is subject to review and increase at the discretion of the Committee.

Under the terms of Mr. Sauer’s previous employment agreement with the Company, Mr. Sauer received annual grants of long-term equity incentive compensation, as determined by the Committee, based on a target value of $275,000 for the first year of the term, and $350,000 for each of the second and third years of the term. In 2015, the Committee approved an increase of Mr. Sauer’s long-term equity incentive compensation based on a target value of $600,000. Under the terms of his new employment agreement, Mr. Sauer is eligible to receive annual grants of long-term incentive compensation based on a target value of $600,000. In 2020, the Committee approved an increase of Mr. Sauer’s target long-term equity incentive value to $750,000.

Mr. Sauer also is entitled to participate in arrangements for benefits, business expenses and perquisites generally available to other senior executives.

Mr. Sauer’s employment agreement also contains restrictive covenants imposing non-competition and non-disparagement obligations, restricting solicitation of employees, protecting confidential information and ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment.

2021 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the outstanding equity awards held by the NEOs as of December 31, 2021, including PRSUs and TRSUs that were granted in 2019, 2020 and 2021. The market values in this table were calculated using the closing price of a share of our common stock on the NYSE on December 31, 2021, the last trading day of 2021, which was $26.82.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jeremy J. Male	2/20/2019	—	—	—	—	57,762	1,549,177	—	—
	2/20/2020	—	—	—	—	30,471	817,232	—	—
	2/20/2021	—	—	—	—	182,495	4,894,516	—	—
	2/20/2021	—	—	—	—	25,139	674,228	37,709	1,011,355
Matthew Siegel	2/20/2019	—	—	—	—	19,804	531,143	—	—
	2/20/2020	—	—	—	—	13,059	350,242	—	—
	2/20/2021	—	—	—	—	91,247	2,447,245	—	—
	2/20/2021	—	—	—	—	12,104	324,629	18,156	486,944
Andrew R. Sriubas	2/20/2019	—	—	—	—	33,007	885,248	—	—
	2/20/2020	—	—	—	—	17,412	466,990	—	—
	2/20/2021	—	—	—	—	104,283	2,796,870	—	—
	2/20/2021	—	—	—	—	12,104	324,629	18,156	486,944
Clive Punter	2/20/2019	—	—	—	—	16,505	442,664	—	—
	2/20/2020	—	—	—	—	10,012	268,522	—	—
	2/20/2021	—	—	—	—	59,963	1,608,208	—	—
	2/20/2021	—	—	—	—	12,104	324,629	18,156	486,944
Richard H. Sauer	2/20/2019	—	—	—	—	9,903	265,598	—	—
	2/20/2020	—	—	—	—	6,530	175,135	—	—
	2/20/2021	—	—	—	—	39,106	1,048,823	—	—
	2/20/2021	—	—	—	—	10,707	287,162	16,061	430,756

(1)    Set forth below is a schedule of the vesting related to each grant date for the equity awards identified in this column in the above table. The number of units in this table includes annual and one-time TRSUs, and annual PRSUs (subject to time-based vesting after December 31, 2021) reflecting actual achievement of the applicable performance metrics for annual PRSUs granted in 2019, 2020 and 2021. The material terms governing such awards are described above under “—Compensation Discussion and Analysis—Elements of 2021 NEO Compensation—Performance-Based Compensation Long-Term Equity Incentive Compensation.” All awards listed below are subject to the NEO’s continued service on each applicable vesting date and the terms of his employment agreement and/or equity award. See “—Employment Agreements” and “—Potential Payments Upon Termination or Change in Control.”

Grant Date	Stock Awards Vesting Schedule
2/20/2019	Vests annually in three equal installments beginning on February 20, 2020
2/20/2020	Vests annually in three equal installments beginning on February 20, 2021
2/20/2021	Vests annually in three equal installments beginning on February 20, 2022
2/20/2021	Vests in full on February 20, 2023

(2)    The number of units in this column represents the number of one-time PRSUs granted in 2021 that would be eligible to vest for the respective NEO based on achieving the target level of performance with respect to the one-time PRSU grants. The material terms governing such awards are described above under “—Compensation Discussion and Analysis—Elements of 2021 NEO Compensation—Performance-Based Compensation Long-Term Equity Incentive Compensation.” To the extent earned, the one-time PRSUs granted in 2021 vest in full on February 20, 2023, subject to the NEO’s continued service on the vesting date and the terms of his employment agreement and/or equity award. See “—Employment Agreements” and “—Potential Payments Upon Termination or Change in Control.”

2021 Option Exercises and Stock Vested

The following table sets forth information concerning the vesting of stock awards with respect to the NEOs for the year ended December 31, 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeremy J. Male	—	—	128,186	2,806,417
Matthew Siegel	—	—	31,348	682,332
Andrew R. Sriubas	—	—	73,251	1,603,708
Clive Punter	—	—	34,518	753,936
Richard H. Sauer	—	—	22,628	495,133

2021 Pension Benefits

The Company does not provide any qualified or nonqualified defined benefit pension plan participation to its NEOs.

2021 Nonqualified Deferred Compensation

Except as described below, none of our NEOs participated in a nonqualified deferred compensation arrangement in 2021. The following table sets forth information concerning nonqualified deferred compensation with respect to the NEOs for the year ended December 31, 2021.

Name	Plan Name	Executive Contributions in Last FY ($)(1)		Company Contributions in Last FY ($)(2)		Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Jeremy J. Male	—	—		—		—	—	—
Matthew Siegel	Outfront Media Excess 401(k) Plan	41,268		28,887		34,660	—	489,440
Andrew R. Sriubas	Outfront Media Excess 401(k) Plan	125,160		29,204		77,145	—	748,533
Clive Punter	Outfront Media Excess 401(k) Plan	—	—	—	—	41,354	—	400,303
Richard H. Sauer	—	—		—		—	—	—

(1)    The amount reported is included in the “Salary” column of the 2021 Summary Compensation Table.
(2)    The amount reported is included in the “All Other Compensation” column of the 2021 Summary Compensation Table.
(3)    The Outfront Media Excess 401(k) Plan does not offer above market earnings. As a result, these earnings are not included in the 2021 Summary Compensation Table.
(4)    The aggregate balance for the Outfront Media Excess 401(k) Plan includes the following amounts previously reported as compensation in the 2021 Summary Compensation Table: $294,557 with respect to Mr. Siegel, $411,300 with respect to Mr. Sriubas and $161,121 with respect to Mr. Punter.

Description of Nonqualified Deferred Compensation

Set forth below is information with respect to the plan under which deferral of compensation is reflected in the table above.

Outfront Media Excess 401(k) Plan

The Outfront Media Excess 401(k) Plan (the “Excess 401(k) Plan”) is an unfunded nonqualified deferred compensation plan intended to provide benefits to employees who are eligible to participate in the Company’s 401(k) Plan and whose annual eligible compensation exceeds the federal annual limit. A participant can defer between 1% and 15% of his or her eligible compensation through payroll deductions on a pre-tax basis. Eligible compensation generally includes base pay or salary, including pre-tax contributions to the Company’s 401(k) Plan and the Company’s group health and welfare plans, flexible spending accounts and contributions to the commuter reimbursement account plan, plus overtime, bonus, commissions, hazard pay and shift differential pay. For 2021, the Company matched Excess 401(k) Plan contributions based on the rate of matching contributions under the Company’s 401(k) Plan (70% of the first 5% of eligible compensation deferred on a pre-tax basis). Company matching contributions are fully vested after five years of service. Matching contributions made by the Company to the Company’s 401(k) Plan and the Excess 401(k) Plan are made with respect to a portion of a participant’s eligible annual compensation up to $750,000.

Deferred amounts are reflected in phantom notional accounts and are credited with earnings and/or losses as if the deferred amounts were actually invested in accordance with the participant’s investment elections in the Excess 401(k) Plan. Company matching contributions are also reflected in phantom notional accounts, which are credited in the same manner. The Company’s 401(k) Plan offers 22 investment options in which amounts in the Excess 401(k) Plan balances may be notionally invested, and participants generally may change or reallocate investment directions on any business day on which the NYSE is open. The vested portion of a participant’s Excess 401(k) Plan account is distributed in cash after termination of employment in accordance with the participant’s distribution election, either in a lump sum payment or in installment payments.

Potential Payments upon Termination or Change in Control

During 2021, the NEOs had employment arrangements providing for separation payments upon certain types of termination of employment. The table below sets forth estimated potential payments that would have been made to the applicable NEO if his employment had terminated as of December 31, 2021, except for benefits that are provided pursuant to plans or arrangements that do not discriminate in favor of executive officers and are available generally to all salaried employees, such as amounts accrued under the Company’s 401(k) Plan and the Excess 401(k) Plan, disability benefits and accrued vacation pay. In addition, in 2015, the Committee approved and adopted an Executive Change in Control Severance Plan (the “CIC Plan”), effective January 1, 2016, for the benefit of the Company’s executive officers, including NEOs.

Payments made to an NEO would be made subject to any applicable requirements of Section 409A of the Code. Receipt of the payments and benefits shown below upon a termination without “Cause” or for “Good Reason”, each as defined below, or termination following a “Change in Control” (as defined in each of the Omnibus SIP, the related equity award terms and conditions, and the CIC Plan, as applicable), is conditioned on the NEO’s execution of a release in favor of the Company. In determining the benefits payable upon certain terminations of employment, we assumed in all cases that the NEO has complied and continues to comply with, as applicable, all of the restrictive and other covenants included in his employment agreement and has not become employed by a new employer in those cases where the employment agreement requires mitigation by the NEO.

To estimate the payment amounts, the Company used the closing price of our common stock on December 31, 2021, the last trading day of 2021, which was $26.82.

Name	Salary and Other Cash Compensation ($)(1)	Annual Bonus ($)(2)	Pro-Rated Bonus ($)(3)	Deferred Compensation ($)	Continuation of Medical, Dental and Life Insurance ($)(4)	Other Payments(5)	Vesting of Equity Awards ($)(6)	Total ($)
Jeremy J. Male
Termination for Cause	—	—	—	—	—	—	—	—
Voluntary termination without Good Reason	—	—	—	—	—	—	8,946,508	8,946,508
Without Cause or Good Reason termination	1,350,000	1,552,500	—	—	27,035	200,014	8,422,070	11,551,619
Termination following Change in Control(7)	4,050,000	4,657,500	—	—	81,105	200,014	8,422,070	17,410,689
Disability(8)	—	—	776,250	—	—	200,014	8,422,070	9,398,334
Death	—	—	—	—	—	—	8,422,070	8,422,070
Matthew Siegel
Termination for Cause	—	—	—	—	—	—	—	—
Voluntary termination without Good Reason	—	—	—	—	—	—	—	—
Without Cause or Good Reason termination	650,000	552,500	—	—	27,035	—	1,434,602	2,664,137
Termination following Change in Control(7)	1,300,000	1,105,000	—	—	54,070	—	3,877,984	6,337,054
Disability(8)	—	—	276,250	—	—	—	3,877,984	4,154,234
Death	—	—	—	—	—	—	3,877,984	3,877,984
Andrew R. Sriubas
Termination for Cause	—	—	—	—	—	—	—	—
Voluntary termination without Good Reason	—	—	—	—	—	—	—	—
Without Cause or Good Reason termination	650,000	552,500	—	—	27,035	—	4,660,967	5,890,502
Termination following Change in Control(7)	1,300,000	1,105,000	—	—	54,070	—	4,660,967	7,120,037
Disability(8)	—	—	276,250	—	—	—	4,660,967	4,937,217
Death	—	—	—	—	—	—	4,660,967	4,660,967

Name	Salary and Other Cash Compensation ($)(1)	Annual Bonus ($)(2)	Pro-Rated Bonus ($)(3)	Deferred Compensation ($)	Continuation of Medical, Dental and Life Insurance ($)(4)	Other Payments(5)	Vesting of Equity Awards ($)(6)	Total ($)
Clive Punter
Termination for Cause	—	—	—	—	—	—	—	—
Voluntary termination without Good Reason	—	—	—	—	—	—	—	—
Without Cause or Good Reason termination	650,000	—	—	—	8,958	—	2,958,621	3,617,579
Termination following Change in Control(7)	1,300,000	1,105,000	—	—	17,916	—	2,958,621	5,381,537
Disability(8)	—	—	276,250	—	—	—	2,958,621	3,234,871
Death	—	—	—	—	—	—	2,958,621	2,968,621
Richard H. Sauer
Termination for Cause	—	—	—	—	—	—	—	—
Voluntary termination without Good Reason	—	—	—	—	—	—	—	—
Without Cause or Good Reason termination	575,000	—	—	—	21,777	—	2,095,071	2,691,848
Termination following Change in Control(7)	1,150,000	747,500	—	—	43,554	—	2,095,071	4,036,125
Disability(8)	—	—	186,875	—	—	—	2,095,071	2,281,946
Death	—	—	—	—	—	—	2,095,071	2,095,071

(1)    With respect to a termination without “Cause” or for “Good Reason”, for each NEO, the amounts reflect the continuation of his base salary for a period of twelve months (in this instance, January 1, 2021 through December 31, 2021). See “—2021 Summary Compensation Table” and “—Employment Agreements.”
(2)    With respect to a termination without “Cause” or for “Good Reason”, the amount reflects the payment of twelve months of each of Messrs. Male’s, Siegel’s and Sriubas’s respective annual target bonuses.
(3)    All NEOs are eligible to receive a pro-rated bonus in the event of a termination without “Cause,” for “Good Reason” or following a Change in Control. In addition, in the event of death, all NEOs are also eligible to receive a bonus earned in the prior year not yet paid and a pro-rated bonus for the calendar year in which the death occurs. Assuming a December 31, 2021 termination, pro-rated bonuses were not included with respect to a termination without “Cause,” for “Good Reason” or following a Change in Control or due to death, as these amounts are assumed to have been earned by the NEOs, and therefore do not represent enhanced benefits. The amounts of these bonuses are as follows: Male, $2,856,600; Siegel, $1,016,600; Sriubas, $1,016,600; Punter, $1,016,600; and Sauer, $687,700.
(4)    With respect to a termination without “Cause” or for “Good Reason,” the amounts shown reflect our cost of providing continued health insurance benefits for twelve months following the termination date for each of Messrs. Male, Siegel, Sriubas, Punter, and Sauer as provided in their respective employment agreements. In the event of termination following a Change in Control, the amounts shown reflect our cost of providing continued health insurance benefits for three years following the termination date for Mr. Male, and two years following the termination date for each of Messrs. Siegel, Sriubas, Punter and Sauer.
(5)    In the event of a termination without “Cause” or for “Good Reason,” for disability or following a Change in Control, Mr. Male would receive payment of expenses associated with his and his family’s repatriation back to the United Kingdom during the twelve months following his termination, plus an additional payment in an amount that after payment of all taxes payable by him with respect to such additional payment, will equal the amount of all taxes payable by him with respect to the related reimbursement.
(6)    The calculation of the value associated with the acceleration or continuation (as the case may be) of the vesting of equity grants was based on the closing price of a share of our common stock on the NYSE on December 31, 2021, which was $26.82, with the inclusion of the annual and one-time PRSUs awarded during 2021 reflecting target achievement of the applicable performance conditions, except with respect to a voluntary termination without “Good Reason” for Mr. Male, which includes annual PRSU grants awarded during 2021 reflecting actual achievement and one-time PRSU grants awarded during 2021 reflecting target achievement of the applicable performance conditions. See “—2021 Outstanding Equity Awards at Fiscal Year-End” for more information about the equity awards included in the above calculation.
(7)    With respect to salary and bonus, represents a lump sum payment of three times the base salary plus three times the annual bonus target for Mr. Male, and represents a lump sum payment of two times the base salary plus two times the annual bonus target for Messrs. Siegel, Sriubas, Punter, and Sauer, in each case for a Qualifying Separation (as defined below) following a Change in Control pursuant to the CIC Plan. With respect to vesting of equity awards, represents accelerated vesting of unvested TRSUs and PRSUs granted in 2019, 2020 and 2021 for Messrs. Male, Siegel,

Sriubas, Punter and Sauer for a Qualifying Separation following a Change in Control pursuant to the Omnibus SIP and related equity award terms and conditions.
(8)    In the event of a termination due to disability, the NEOs would generally receive the pro-rated bonus for the calendar year in which the disability occurs and a pro-rated target bonus for the period during which the NEO receives short-term disability benefits under the Company’s short-term disability program. For this purpose, we have assumed that the NEO would receive short-term disability benefits for six months (which is the maximum under the short-term disability plan), and the amount shown represents six months of NEO’s pro-rated target bonus.

None of the NEO’s employment arrangements provide for (1) post-termination payments and benefits solely in the event of a Change in Control (that is, there are no “single trigger” benefits) or (2) tax “gross-ups” in the event any payment or benefit owed to him under his respective arrangement is subject to the excise tax imposed by Section 4999 of the Code.

Termination for Cause or Voluntary Termination Without Good Reason

Each NEO’s employment arrangement includes a definition of “Cause” (as discussed below) for which the executive’s employment may be terminated. Except as set forth below, no NEO will receive incremental payments and benefits under their respective employment arrangements in the event of a termination by us for “Cause” or a NEO’s voluntary termination without “Good Reason.”

If Mr. Male voluntarily terminates his employment without Good Reason on or after September 18, 2019 and provides the Company with adequate advance written notice and a general release, Mr. Male is entitled to continued time vesting of equity awards granted after September 18, 2017, subject to the satisfaction of certain performance-based conditions applicable to the PRSU awards and, with respect to continued time vesting of awards, proration and non-compete conditions.

Termination Without “Cause” by Us or for “Good Reason” by the NEO

Each NEO will receive termination payments and benefits if we terminate his employment without “Cause,” or if he resigns for “Good Reason” pursuant to his employment agreement. If a termination occurs without “Cause” or for “Good Reason,” then, in addition to compensation the applicable NEO would have earned as of the termination date and benefits generally available to all salaried employees:

✓    Mr. Male would have received (1) a cash severance amount equal to the sum of 12 months of his annual salary and his annual target cash bonus; (2) Company-paid medical and dental benefits for up to 12 months; (3) continued ability to exercise outstanding vested stock option awards before the expiration date of the stock option awards for the 12-month period following termination of his employment; (4) accelerated vesting or continued time vesting of all RSU and PRSU awards depending on the date of Mr. Male’s termination, and, with respect to continued time vesting of awards, proration and non-compete conditions; and (5) payment of reasonable expenses associated with his repatriation back to the United Kingdom during the 12-month period following his termination, plus an additional payment equal to the amount of all taxes payable by him with respect to the related reimbursement.

✓    Mr. Siegel would have received (1) a cash severance amount equal to 12 months of his annual salary and his annual target cash bonus; (2) Company-paid medical and dental benefits for up to 12 months; and (3) accelerated vesting of RSU and PRSU awards granted on or after June 4, 2018 that would have vested during the 12-month period following his termination of employment.

✓    Mr. Sriubas would have received (1) a cash severance amount equal to 12 months of his annual salary and his annual target cash bonus; (2) Company-paid medical and dental benefits for up to 12 months; and (3) accelerated vesting of all RSU and PRSU awards.

✓    Mr. Punter would have received (1) a cash severance amount equal to 12 months of his annual salary; (2) Company-paid medical and dental benefits for up to 12 months; and (3) accelerated vesting of all RSU and PRSU awards.

✓    Mr. Sauer would have received (1) a cash severance amount equal to 12 months of his annual salary; (2) Company-paid medical and dental benefits for up to 12 months; and (3) accelerated vesting of all RSU and PRSU awards.

Each NEO is also eligible to receive a pro-rated bonus based on the number of months that NEO rendered services to the Company prior to his termination. The pro-rated bonus would be determined in a manner consistent with other Company executives. The employment arrangements for the NEOs require that salary continuation and, in the case of Messrs. Male and Sriubas bonus continuation be paid over the applicable severance period. If the employment of any NEO was terminated without “Cause” or for “Good Reason,” each of them would be required to execute and deliver a general release and would be subject to certain restrictive covenants relating to non-competition, solicitation of our employees, protection of our confidential information and our ownership of work product and cooperation in litigation.

Definition of Termination for “Cause”

We generally would be entitled to terminate the employment of each of Messrs. Sriubas, Punter, or Sauer for “Cause” upon the following events: dishonesty, embezzlement, fraud or other conduct which would constitute a felony or a misdemeanor involving fraud or perjury; willful unauthorized disclosure of confidential information; failure to obey a material lawful directive that is appropriate to his position from an executive in his reporting line; failure to comply with our written policies, including the Company’s Code of Conduct; material breach of his employment arrangement; failure (except in the event of disability) or refusal to substantially perform the material obligations under his employment arrangement; willful failure to cooperate with a bona fide internal investigation or investigation by regulatory or law enforcement authorities or the destruction or failure to preserve documents or other material reasonably likely to be relevant to such an investigation, or the inducement of others to fail to cooperate or to destroy or fail to produce documents or other material; or conduct which is considered an offense involving moral turpitude under federal, state or local laws, or which might bring him to public disrepute, scandal or ridicule or reflect unfavorably upon any of our businesses or those who conduct business with us and our affiliated entities. With respect to Mr. Sauer, voluntary resignation during the term other than due to death or disability would also be considered termination for “Cause.” With respect to Mr. Sriubas, the acts of dishonesty and embezzlement or other conduct which would constitute a felony or a misdemeanor involving fraud or perjury must be proven prior to terminating for “Cause.”

We generally would be entitled to terminate the employment of Mr. Male for “Cause” upon the following events: embezzlement, fraud or other conduct which would constitute a felony or a misdemeanor involving fraud or perjury; willful unauthorized disclosure of confidential information; failure to obey a material lawful directive that is appropriate to his position from an executive having authority to give such directive; failure to comply with our written policies, including the Company’s Code of Conduct; material breach of his employment agreement; resignation without Good Reason other than due to his death or disability; willful failure or refusal after being given written notice (except in the event of disability) to substantially perform his material duties and responsibilities under the employment agreement; willful failure to cooperate with a bona fide internal investigation or investigation by regulatory or law enforcement authorities or the destruction or failure to preserve documents or other material reasonably likely to be relevant to such an investigation, or the inducement of others to fail to cooperate or to destroy or fail to produce documents or other material; conduct which is considered an offense involving moral turpitude under federal, state or local laws; or willful misconduct which brings him to public disrepute or scandal that does or is likely to do significant harm to our businesses or those who conduct business with us and our affiliated companies.

We generally would be entitled to terminate the employment of Mr. Siegel for “Cause” upon the following events: fraud, misappropriation or embezzlement; conviction of a felony or a misdemeanor involving fraud, perjury or moral turpitude; his repeated willful failure to perform services under the agreement; or his material breach of certain provisions in his agreement.

Definition of “Good Reason” Termination

A “Good Reason” termination for Mr. Male generally would be triggered by the occurrence of one of the following events without his consent: (1) a material reduction in his annual salary, bonus or long-term incentive compensation opportunity; (2) a material reduction in his positions, titles, authorities, duties or responsibilities; (3) the assignment of duties or responsibilities that are materially inconsistent with his current authorities, duties and responsibilities or which materially impair his ability to function as our Chief Executive Officer (provided that assignment of authorities, duties or responsibilities relating to operations of a public company or which are consistent with those of a public company Chief Executive Officer would not trigger “Good Reason”); (4) material breach by us of any of our obligations under his employment agreement; or (5) the requirement that he relocate outside the New York metropolitan area.

A “Good Reason” termination for Messrs. Siegel, Sriubas, Punter or Sauer generally would be triggered by the occurrence of one of the following events without each NEO’s respective consent: (1) a material reduction in the executive’s salary or target percentage bonus in effect prior to such reduction; (2) a material reduction in the positions, authorities, titles, duties or responsibilities in effect immediately prior to such reduction; (3) the assignment to an executive of duties or responsibilities that are inconsistent with his authorities, duties or responsibilities as they exist on the effective date of such executive’s employment agreement or that impair an executive’s ability to function in the role identified in such executive’s employment agreement; (4) the material breach by the Company of any of its obligations under the executive’s employment agreement or any other agreement between an executive and the Company; or (5) the requirement that the executive relocate more than a 50 mile radius outside the Borough of Manhattan. In addition, Mr. Sriubas may terminate for “Good Reason” in the event of: (x) a material reduction in his long-term incentive compensation opportunity from the level in effect on the date of his employment agreement, or such higher level as may be in effect at any time after such date, or (y) a material reduction in the scope or value of Mr. Sriubas retirement or welfare benefits in the aggregate (other than any such reduction that is generally applicable to all employees of the Company). In addition, Mr. Siegel may terminate for “Good Reason” in the event that there is a change in the person to who Mr. Siegel reports to and such person is not a senior executive officer of the Company.

Termination Following a Change in Control

Pursuant to the Omnibus SIP and the related equity award terms and conditions, if an NEO (1) is involuntarily terminated by the Company without Cause (as defined in the NEO’s employment agreement or if not included in the NEO’s employment agreement, as defined in the each of the Omnibus SIP, the related equity award terms and conditions, and the CIC Plan, as applicable) other than due to death or disability, (2) voluntarily terminates his employment with the Company for Good Reason (as defined in the NEO’s employment agreement or if not included in the NEO’s employment agreement, as defined in the each of the Omnibus SIP, the related equity award terms and conditions, and the CIC Plan, as applicable), or (3) is terminated as a result of the death or disability of the NEO ((1), (2) and (3) are collectively referred to as a “Qualifying Separation”), following the consummation of a Change in Control, vesting of any outstanding, unvested equity awards granted to the NEO will accelerate, with the amount of accelerated PRSUs determined based on the timing and structure of the Change in Control in accordance with the related PRSU award terms and conditions.

Pursuant to the CIC Plan, if an NEO experiences a Qualifying Separation, within a period of two years following the consummation of a Change in Control, the NEO is entitled to receive the following severance payments and benefits:

✓    A single lump sum cash payment equal to the sum of two times the NEO’s base salary and two times the NEO’s target annual bonus, except for Mr. Male, who would receive three times the sum of his base salary and three times his target annual bonus;

✓    A single lump sum cash payment of the NEO’s pro-rated target annual bonus for the year in which the Qualifying Separation occurs; and

✓    Premium payments for the continuation of health insurance coverage until the earlier of (a) two years (or three years with respect to Mr. Male) after the Qualifying Separation or (b) the date on which the NEO becomes eligible for health insurance coverage from a third party.

As a condition of participation in the CIC Plan, among others, each NEO must execute a participation agreement (the “Participation Agreement”) in which the NEO agrees to the terms of his participation under the CIC Plan, and, except as otherwise provided in certain NEO’s Participation Agreement with respect to life insurance or expense reimbursement benefits, that the severance payments and benefits provided under the CIC Plan are in place of any other severance payments or benefits to which the NEO may be entitled under his employment agreement upon a Qualifying Separation. In addition, the Participation Agreement for each NEO provides that the non-competition and non-solicitation provisions set forth in the CIC Plan will supersede any similar restrictive covenants in each NEO’s employment agreement upon a Qualifying Separation. The CIC Plan does not replace or modify any accelerated equity vesting rights held by an NEO, which remain governed by the Omnibus SIP and related equity award terms and conditions, and each NEO’s employment agreement, as applicable.

Termination Due to Disability

If Messrs. Siegel, Sriubas, Punter and Sauer were to be terminated during the employment term as a result of disability, they would receive salary earned through the date of termination, a pro-rated bonus for the calendar year in which the disability occurs (which the executive would have earned), a pro-rated target bonus for the period during which they receive short-term disability benefits under our short-term disability program. In the event of their permanent disability, Messrs. Male, Siegel, Sriubas, Punter and Sauer would also receive accelerated vesting of all outstanding RSU and PRSU awards, subject to the satisfaction of certain performance-based conditions applicable to the PRSU awards. If Mr. Male were to be terminated during the employment term as a result of disability, he would also receive the above payments and benefits, including accelerated vesting of all outstanding RSU and PRSU awards upon his termination (subject to the satisfaction of certain performance-based conditions applicable to the PRSU awards), the continued ability to exercise outstanding vested stock option awards before the expiration date of the stock option awards for a three-year period following his termination (or a greater period if so provided in his equity award terms and conditions), and the payment of expenses associated with his and his family’s repatriation back to the United Kingdom during the 12-month period following the date of termination, plus an additional payment equal to the amount of all taxes payable by him with respect to the related reimbursement.

Termination Due to Death

If Messrs. Male, Siegel, Sriubas, Punter and Sauer were to decease during the employment term, their beneficiaries or estates would receive salary earned through the date of death, any unpaid bonus for the prior calendar year, and a pro-rated bonus for the calendar year in which death occurs. Messrs. Male, Siegel, Sriubas, Punter and Sauer would also receive accelerated vesting of all of their outstanding RSU and PRSU awards, subject to the satisfaction of certain performance-based conditions applicable to the PRSU awards. In addition, with respect to Mr. Male, his beneficiaries or estate would receive the continued ability to exercise outstanding vested stock option awards for a two-year period following Mr. Male’s death (or a greater period if so provided in his equity award terms and conditions). With respect to Mr. Siegel, his beneficiaries or estate would receive payment for any accrued but unused vacation days to which Mr. Siegel was entitled and any reimbursement for business expenses incurred but not yet approved and/or paid as of the date of his death. No additional payments or benefits would be due under each NEO’s respective employment agreement.

CEO Pay Ratio

Ratio of CEO Pay to Median Employee Pay. The annual total compensation of our median employee for 2021 was $74,458. As disclosed in the section entitled “—2021 Summary Compensation Table” our Chairman and Chief Executive Officer’s annual total compensation for 2021 was $9,324,031. Based on this information for 2021, the ratio of the compensation of the Chairman and Chief Executive Officer to the median annual total compensation of all other employees was reasonably estimated to be 125 to 1.

How We Identified the Median Employee. The median employee identified in 2020 remains the same for the purposes of calculating our CEO pay ratio as of December 31, 2021. We reasonably believe that there have been no meaningful changes to our employee population or compensation arrangements that would result in a significant impact to our pay ratio disclosure. In 2020, we identified our median employee by first identifying our total employee population as of December 31, 2020, including our employees located in Canada, and in accordance with the SEC rules, excluded the Chairman and Chief Executive Officer. We then used total annual gross pay (including base salary, cash bonuses and long-term equity compensation), as reflected in our payroll records from January 1, 2020 to December 31, 2020, which we annualized for any employee who did not work for the entire year, to determine the median employee. For the Company’s employees located in Canada, we applied an exchange rate as of December 31, 2020 to convert Canadian currency into U.S. dollars. The SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions. As a result, the Company’s pay ratio disclosure may not be comparable to the pay ratio reported by other companies.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2021 regarding the only equity compensation plan maintained by the Company on that date, the Omnibus SIP. As of December 31, 2021, there were no other equity awards outstanding or securities available for future issuance under equity compensation plans not previously approved by security holders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(c)
Equity compensation plans approved by security holders	2,447,246	(2)	—	4,164,106	(3)
Equity compensation plans not approved by security holders	—		—	—
Total:	2,447,246		—	4,164,106

(1)    The weighted average exercise price does not reflect shares that will be issued in connection with the settlement of RSUs since RSUs have no exercise price.
(2)    The amount shown in column (a) includes the following awards that were granted under the Omnibus SIP: 2,447,246 shares of our common stock issuable in connection with the settlement of PRSUs and TRSUs, for which the number of PRSUs was determined based on the number of shares that could be earned assuming target achievement of the applicable performance conditions, as described above under “—Compensation Discussion and Analysis—Elements of 2021 NEO Compensation—Performance-Based Compensation—Long-Term Equity Incentive Compensation.”
(3)    The amount shown in column (c) represents shares of common stock remaining available for issuance under the Omnibus SIP, under which the Committee is authorized to make awards of options, stock appreciation rights, restricted and unrestricted stock, RSUs, dividend equivalents, performance awards (including performance share units) and other equity-related awards.

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth certain information with respect to the beneficial ownership of our common stock and our Series A Preferred Stock as of March 31, 2022 by: (1) each stockholder known to us to beneficially own more than 5% of our common stock or our Series A Preferred Stock; (2) each of our directors and each director nominee; (3) each of our NEOs; and (4) all of our directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within, or RSUs that will vest on or within, 60 days of March 31, 2022. Securities that can be so acquired within 60 days of March 31, 2022 are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Unless otherwise indicated below, we believe, based on the information furnished to us that the persons named in the table below have sole voting and investment power with respect to all shares of our common stock and our Series A Preferred Stock shown that they beneficially own, subject to community property laws, where applicable. As of March 31, 2022, there were 164,009,700 shares of our common stock outstanding and 125,000 shares of our Series A Preferred Stock outstanding.

Unless otherwise indicated below, the address of each named person is c/o OUTFRONT Media Inc., 405 Lexington Avenue, 17th Floor, New York, New York 10174.

	Shares of Common Stock Beneficially Owned		Shares of Series A Preferred Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percent of Shares	Number of Shares	Percent of Shares
5% Beneficial Owners:
Entities affiliated with Providence Equity Partners LLC(1) 50 Kennedy Plaza Providence, Rhode Island	17,388,024	10.60%	—	—
ASOF Holdings I, L.P.(2) 2000 Avenue of the Stars Los Angeles, CA 90067	—	—	100,000	80.00%
Ares Capital Corporation (2) 245 Park Avenue New York, NY 10167	—	—	25,000	20.00%
The Vanguard Group(3) 100 Vanguard Blvd Malvern, PA 19355	21,700,189	13.23%	—	—
BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10055	19,321,282	11.78%	—	—
Directors and Named Executive Officers:
Nicolas Brien(5)	37,656	*	—	—
Angela Courtin(5)	23,153	*	—	—
Manuel A. Diaz(5)	34,770	*	—	—
Michael J. Dominguez(5)	6,366	*	—	—
Jeremy J. Male(5)	513,135	*	—	—
Peter Mathes(5)	38,307	*	—	—
Clive Punter(5)	127,236	*	—	—
Richard H. Sauer(5)	52,079	*	—	—
Matthew Siegel(5)	76,139	*	—	—
Andrew R. Sriubas(5)	250,083	*	—	—
Susan M. Tolson(5)	34,773	*	—	—
Joseph H. Wender(5)	35,895	*	—	—
All directors and executive officers as a group (14 persons)(5)	1,377,732	*	—	—

*    Less than 1%.
(1)Based on information provided by Providence Equity Partners LLC (“PEP”). As of March 3, 2022, partnerships affiliated with PEP beneficially owned 17,388,024 shares of common stock as follows: Providence Equity Partners VIII-A SPV, L.P. (“PEP VIII-A”) held 4,772,791 shares of common stock, Providence Equity Partners VIII (Scotland) SPV L.P. (“PEP Scotland”) held 72,019 shares of common stock, PEP VIII SPV, L.P. (“PEP 5”) held 6,991,945 shares of common stock, PEP VIII-A AIV SPV, L.P. (“PEP 6”) held 2,389,810 shares of common stock and PEP VIII Co-Invest SPV, L.P. (“PEP Advertising”) held 3,161,459 shares of common stock. Providence Equity GP VIII (Scotland) L.P. (“PEP GP Scotland”) may have indirect beneficial ownership of 72,019 shares of common stock and Providence Equity GP VIII L.P. (“PEP GP VIII”) and PEP VIII International Ltd. (“PEP International”) may have indirect beneficial ownership of 17,388,024 shares of common stock through the following relationships: the general partner of PEP Scotland is PEP GP Scotland and the general partner of each of PEP VIII-A, PEP GP Scotland, PEP 5, PEP 6 and PEP Advertising is PEP GP VIII. The general partner of PEP GP VIII is PEP International. As of March 3, 2022, the PEP Direct Holders held a record of 17,388,024 shares of common stock. Each of the PEP Direct Holders disclaim beneficial ownership of the shares held by the other PEP Direct Holders and each of PEP GP Scotland, PEP GP VIII and PEP International disclaim beneficial ownership of the shares held by the PEP Direct Holders except to the extent of their respective pecuniary interest therein.
(2)Based on information provided by ASOF Holdings I, L.P. (“ASOF Holdings”) and Ares Capital Corporation (“Ares Capital”). As of April 20, 2020, ASOF Holdings held of record 100,000 shares of Series A Preferred Stock and Ares Capital held of record 25,000 shares of Series A Preferred Stock, which 125,000 shares of Series A Preferred Stock were convertible into 7,812,500 shares of our common stock as of such date. ASOF Investment Management LLC (“ASOF Investment Management”), as the manager of ASOF Holdings, may have indirect beneficial ownership of the shares of our common stock issuable upon conversion of the 100,000 shares of Series A Preferred Stock held of record by ASOF Holdings. Ares Capital Management LLC (“Ares Capital Management”), as the investment adviser of Ares Capital, may have indirect beneficial ownership of the shares of our common stock issuable upon conversion of the 25,000 shares of Series A Preferred Stock held of record by Ares Capital. Ares Management LLC, Ares Management Holdings L.P. (“Ares Management Holdings”), Ares Holdco LLC (“Ares Holdco”), Ares Holdings Inc. (“Ares Holdings”), Ares Management Corporation (“Ares Management”), Ares Voting LLC (“Ares Voting”), Ares Management GP LLC (“Ares Management GP”) and Ares Partners Holdco LLC (“Ares Partners”) (together with ASOF Holdings, Ares Capital, ASOF Investment Management and Ares Capital Management, the “Ares Reporting Persons”) may have indirect beneficial ownership of the 125,000 shares of Series A Preferred Stock held of record by ASOF Holdings and Ares Capital through the following relationships: Ares Management LLC is the sole member of ASOF Investment Management and Ares Capital Management is wholly owned by Ares Management LLC. The sole member of Ares Management LLC is Ares Management Holdings and the general partner of Ares Management Holdings is Ares Holdco. The sole member of Ares Holdco is Ares Holdings. The sole stockholder of Ares Holdings is Ares Management. Ares Management GP is the sole holder of the Class B common stock, $0.01 par value per share, of Ares Management (the “Ares Class B Common Stock”) and Ares Voting is the sole holder of the Class C common stock, $0.01 par value per share, of Ares Management (the “Ares Class C Common Stock”). Pursuant to Ares Management’s Certificate of Incorporation, the holders of the Ares Class B Common Stock and the Ares Class C Common Stock, collectively, will generally have the majority of the votes on any matter submitted to the stockholders of Ares Management if certain conditions are met. The sole member of both Ares Management GP and Ares Voting is Ares Partners. Ares Partners is managed by a board of managers which is composed of Michael Arougheti, Ryan Berry, R. Kipp deVeer, David Kaplan, Michael McFerran, Antony Ressler and Bennett Rosenthal (collectively, the “Ares Board Members”). Mr. Ressler generally has veto authority over decisions by the Ares Board Members. Each of the Ares Reporting Persons (other than ASOF Holdings and Ares Capital with respect to the shares of our common stock issuable upon conversion of the shares of Series A Preferred Stock held directly by ASOF Holdings and Ares Capital) and the Ares Board Members expressly disclaim beneficial ownership of the shares of our common stock issuable upon conversion of the shares of Series A Preferred Stock held directly by ASOF Holdings and Ares Capital.
(3)Based solely on information contained in a report on Amendment No. 8 to Schedule 13G, filed with the SEC on February 10, 2022 (the “Vanguard 13G/A”), by The Vanguard Group (“Vanguard”), reporting beneficial ownership as of December 31, 2021. The Vanguard 13G/A reported that Vanguard has sole voting power over 0 shares, shared voting power over 150,692 shares, sole dispositive power of 21,419,977 shares and shared dispositive power of 280,212 shares.
(4)Based solely on information contained in a report on Amendment No. 2 to Schedule 13G, filed with the SEC on January 27, 2022 (the “BlackRock 13G/A”), by BlackRock, Inc. (“BlackRock”), reporting beneficial ownership as of December 31, 2021. The BlackRock 13G/A reported that BlackRock has sole voting power over 17,688,222 shares and sole dispositive power of 19,321,282 shares.
(5)Includes shares acquired due to the settlement of dividend equivalents into shares of our common stock at vesting.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC and the NYSE. Based solely on our review of the reports filed during 2021 and questionnaires from our directors and executive officers, we determined that, with the exception of one late Form 4 filing by Mr. Male related to eight transactions, no other director, executive officer or beneficial owners of more than 10% of our common stock failed to report on a timely basis during 2021.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Based on the information available to us and provided to us by our directors and officers, we do not believe that there were or are any transactions between the Company and any related persons that would be reportable under Item 404 of Regulation S-K as related person transactions since January 1, 2021.

Review, Approval or Ratification of Transactions with Related Persons

The Company has a written policy regarding the review and approval, ratification or other action to be taken with respect to transactions with related persons. Pursuant to this policy, the Nominating and Governance Committee will conduct a reasonable prior review and oversight of all related person transactions required to be disclosed by the Company under Item 404 of Regulation S-K for potential conflicts of interest. In conducting such review, the Nominating and Governance Committee will approve, ratify or take other actions it deems appropriate, including prohibiting any related person transaction if the Nominating and Governance Committee determines it to be inconsistent with the best interests of the Company and its stockholders. In its review, the Nominating and Governance Committee will be provided with the details of a proposed related person transaction, including the terms of the related person transaction, the business purpose of the related person transaction, and the benefits to the Company and to the relevant related persons that are derived from the related person transaction. In determining whether to approve, prohibit, ratify or take any other action it deems appropriate with respect to the related person transaction, the Nominating and Governance Committee will consider, among other factors, the following factors to the extent relevant to the related person transaction: (a) whether the terms of the related person transaction are fair to the Company and on the same basis would apply if the transaction did not involve a related person; (b) whether there are business reasons for the Company to enter into the related person transaction; (c) whether the related person transaction would impair the independence of an outside director; and (d) whether the related person transaction would present an improper conflict of interest for any director or executive officer of the Company, taking into account several factors. Any member of the Nominating and Governance Committee who is a related person with respect to a transaction under review will abstain from voting on any action to be taken with respect to the related person transaction but may, if so requested by the chair of the Nominating and Governance Committee, participate in some or all of the discussions with respect to the related person transaction. Under the policy, the Company’s Corporate Secretary, in consultation with legal counsel, is primarily responsible for determining whether a related person has a direct or indirect material interest in a transaction with the Company that is required to be disclosed. The determination will be made after a review of the information obtained from the related person and information available from the Company’s records.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Governance Committee, the full Board has considered and nominated the following slate of nominees for a term expiring at the 2023 Annual Meeting of Stockholders and when their respective successors are duly elected and qualify: Nicolas Brien, Angela Courtin, Manuel A. Diaz, Michael J. Dominguez, Jeremy J. Male, Peter Mathes, Susan M. Tolson and Joseph H. Wender. Action will be taken at the Annual Meeting for the election of these director nominees.

Unless otherwise instructed, the persons named in the form of proxy card attached to this proxy statement intend to vote the proxies received by them for the election of Nicolas Brien, Angela Courtin, Manuel A. Diaz, Michael J. Dominguez, Jeremy J. Male, Peter Mathes, Susan M. Tolson and Joseph H. Wender. If, for any reason, any of the director nominees become unavailable for election, the persons named in the form of proxy card, or any validly substituted person, may exercise his or her discretion to vote for substitute nominees proposed by the Board. Each of the director nominees has indicated that he or she will be able to serve if elected and has agreed to do so.

The relevant experiences, qualifications, attributes or skills of each director nominee that led the Board to recommend the above persons as nominees for director are described in the section entitled “Directors, Executive Officers and Corporate Governance.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the year ending December 31, 2022, subject to stockholder ratification. Although ratification is not required by the Bylaws or otherwise, the Board is submitting the selection of PwC to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

As part of its engagement process and in order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a rotation of the Company’s independent registered public accounting firm. In determining whether to reappoint the independent auditor, the Audit Committee considers the independent auditor’s qualifications, its independence and the length of time the firm has been engaged, in addition to considering the quality of the work performed by the independent auditor and an assessment of the past performance of both the lead audit partner and PwC. PwC has served as the Company’s independent registered public accounting firm since and prior to the Company’s IPO. PwC rotates its lead audit engagement partner every five years, at which time, the Audit Committee interviews candidates and selects the lead audit engagement partner. A new lead audit engagement partner was selected in the year ended December 31, 2020. The Audit Committee believes that there are significant benefits to having an independent registered public accounting firm with an extensive history with the Company, including the operational and cost efficiencies of using a firm with institutional knowledge of the Company’s business, operations, accounting policies, financial systems and internal control framework.

Representatives of PwC are expected to be present at the Annual Meeting via webcast and will be given an opportunity to make a statement if they desire to do so. They will also be available to respond to questions at the Annual Meeting.

Audit and Non-Audit Fees

The following table sets forth fees for professional services rendered by PwC to the Company and its subsidiaries for each of the years ended December 31, 2020 and 2021.

	2020	2021
Audit Fees(1)	$2,251,250	$2,110,000
Audit-Related Fees(2)	83,610	35,266
Tax Fees(3)	207,975	83,000
All Other Fees(4)	900	900
Total	$2,543,735	$2,229,166

(1)    Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including quarterly financial statement reviews, engagements required by Federal or state regulatory agencies and comfort letters.
(2)    Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements other than those included in “Audit Fees.” These services include contractually required audits, audits of the Company’s pension plans and consultations for accounting changes.
(3)    Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning, including international tax compliance and restructuring.
(4)    All Other Fees consist of the purchase of a software license for a financial statement disclosure application.

All audit and non-audit services provided to the Company by PwC for 2021 were pre-approved by either the full Audit Committee or the Chair of the Audit Committee. Pursuant to the Audit Committee’s pre-approval policies and procedures in effect during 2021, the Chair of the Audit Committee was authorized to pre-approve the engagement of PwC to provide certain specified audit and non-audit services, and the engagement of any accounting firm to provide certain specified audit services, up to a maximum amount of $100,000 per engagement, with the total amount of such authorizations outstanding that have not been reported to the Audit Committee not to exceed an aggregate of $250,000. The Audit Committee receives regular reports on the engagements approved by the Chair pursuant to this delegation. For 2022, the Audit Committee adopted the same pre-approval policies and procedures that were in effect for 2021, and at the same per engagement and aggregate authorized amounts that were in effect for 2021.

In appointing PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2022, and in recommending that the Company’s stockholders ratify the appointment, the Audit Committee has considered whether the non-audit services provided by PwC were compatible with maintaining PwC’s independence from the Company and has determined that such services do not impair PwC’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2022.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of OUTFRONT Media Inc., a Maryland corporation (the “Company”), does not constitute “soliciting material” and shall not be deemed “filed” or incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates such information by reference into a document filed under the Securities Act or the Exchange Act.

The charter of the Audit Committee provides that the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audit of the consolidated financial statements of the Company. The Company’s management is responsible for the preparation of the Company’s consolidated financial statements, the financial reporting processes and maintaining effective internal control over financial reporting. The Company’s independent auditor, PricewaterhouseCoopers LLP (“PwC”), is responsible for performing an audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and expressing an opinion on the conformity of the audited consolidated financial statements to U.S. generally accepted accounting principles and as to the effectiveness of the Company’s internal control over financial reporting.

During 2021, the Audit Committee met five times and regularly discussed the following with PwC, the Company’s management and/or the Company’s internal auditors:

•The Company’s annual audited financial statements, quarterly financial statements, earnings releases and Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

•The performance of the Company’s internal audit function, including the evaluation of the effectiveness of the Company’s internal control over financial reporting, disclosure controls and procedures and risk management procedures;

•The Company’s critical accounting policies and its management’s application of these policies as they relate to the Company’s financial results, disclosures and other matters required by generally accepted auditing standards;

•The Company’s compliance with legal, tax, and regulatory requirements and the implications of any changes to applicable laws or regulations; and

•The performance, independence and qualifications of the independent auditor, including the rotation and engagement of the lead engagement partner.

A brief description of the primary responsibilities of the Audit Committee is included in the Company’s proxy statement for the 2022 Annual Meeting of Stockholders in the section entitled “Directors, Executive Officers and Corporate Governance—Board Committees—Audit Committee.”

As part of its oversight role, the Audit Committee has reviewed and discussed with the Company’s management, the Company’s internal auditors and PwC, the Company’s audited consolidated financial statements for the year ended December 31, 2021, and the Company’s disclosures in the section entitled “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

The Audit Committee has also discussed with PwC all matters required to be discussed by the applicable requirements of the PCAOB and the U.S. Securities and Exchange Commission regarding “Communications with Audit Committees.” In addition, the Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PwC the firm’s independence from the Company.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Members of the Audit Committee

Joseph H. Wender, Chair
Peter Mathes
Susan M. Tolson

PROPOSAL NO. 3—NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF
THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to stockholder vote to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement in the section entitled “Executive Compensation.” As an advisory vote, this proposal is not binding. However, the Board and the Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal, and expect to consider the outcome of the vote when making future compensation decisions for our named executive officers.

The text of the resolution with respect to Proposal No. 3 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As more fully discussed in the section entitled “Executive Compensation—Compensation Discussion and Analysis,” the Company’s compensation programs are designed to motivate and reward business success and to increase stockholder value. The core objectives of these programs are to provide compensation arrangements that are stockholder value focused, market-based, performance-based and flexible. In particular, stockholders should note the following:

•A significant portion of our named executive officers’ total compensation is tied to the achievement of the Company’s financial goals and individual accomplishments that contribute to the Company’s success in the short- and long-term.

•Long-term equity incentive grants, which constitute a key component of our executive compensation, typically have a multi-year vesting period designed to motivate our named executive officers to make business decisions that, over the long-term, should increase the price of our common stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

If any stockholder wishes to propose a matter for consideration at our 2023 Annual Meeting of Stockholders, the proposal should be mailed to the Company’s Corporate Secretary at OUTFRONT Media Inc., 405 Lexington Avenue, 17th Floor, New York, New York 10174. To be eligible under the SEC rules for inclusion in the Company’s proxy statement and form of proxy relating to the 2023 Annual Meeting of Stockholders, a proposal must be received by our Company’s Corporate Secretary on or before December 23, 2022. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In addition, the Bylaws permit stockholders to nominate directors and present other business for consideration at our 2023 Annual Meeting of Stockholders, but not for inclusion in the Company’s proxy statement and form of proxy relating to the 2023 Annual Meeting of Stockholders. To make a director nomination or present other business for consideration at the 2023 Annual Meeting of Stockholders, you must submit a timely notice in accordance with the procedures described in the Bylaws. To be timely, a stockholder’s notice must be delivered to the Company’s Corporate Secretary, at OUTFRONT Media Inc., 405 Lexington Avenue, 17th Floor, New York, New York 10174 not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Therefore, to be presented at our Annual Meeting to be held in 2023, such a proposal must be received on or after November 23, 2022, but not later than 5:00 p.m. Eastern Time on December 23, 2022. In the event that the date of the Annual Meeting of Stockholders to be held in 2023 is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, as originally convened, such notice by the stockholder must be so delivered not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made.

An eligible stockholder or group of stockholders that wants to nominate directors for inclusion in the Company’s proxy statement and form of proxy relating to the 2023 Annual Meeting of Stockholders pursuant to the proxy access provisions in the Bylaws must submit a timely notice in accordance with the procedures described in the Bylaws. To be timely, a stockholder’s notice must be received by the Company’s Corporate Secretary, at OUTFRONT Media Inc., 405 Lexington Avenue, 17th Floor, New York, New York 10174 on or after November 23, 2022, but not later than 5:00 p.m. Eastern Time on December 23, 2022. In the event that the date of the Annual Meeting of Stockholders to be held in 2023 is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, such notice by the stockholder must be so delivered not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such annual meeting is first made.

Director nominations will be considered only if in compliance with the requirements set forth in the Bylaws, the charter of the Nominating and Governance Committee and the Company’s Corporate Governance Guidelines. See “Directors, Executive Officers and Corporate Governance—Board of Directors—Director Nominations Process.”

OTHER MATTERS

As of the date of this proxy statement, the Board does not know of any other matters which are likely to be brought before the Annual Meeting. The proxy card grants to the persons named in the proxy card, or any validly substituted person, the power to vote in his or her discretion on any other matter properly raised at the Annual Meeting.

By Order of the Board of Directors,

LOUIS J. CAPOCASALE
Corporate Secretary
April 22, 2022

We make available, free of charge, on our website all of our filings that are made electronically with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. To access these filings, go to the Investor Relations section of our website, at www.outfrontmedia.com. Copies of our Annual Report on Form 10-K for the year ended December 31, 2021, including the related financial statements and schedules, filed with the SEC, are also available without charge to stockholders upon written request addressed to the Company’s Corporate Secretary, Louis J. Capocasale, at OUTFRONT Media Inc., 405 Lexington Avenue, 17th Floor, New York, New York 10174. We may impose a reasonable fee for expenses associated with providing copies of separate exhibits to any SEC report when such exhibits are requested.

OUTFRONT MEDIA INC.
C/O EQ SHAREOWNER SERVICES
1110 CENTRE POINT CURVE
SUITE 101
MENDOTA HEIGHTS, MN 55120-4100

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OUT2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D66681-P67376 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OUTFRONT MEDIA INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Director Nominees

Nominees:

	For	Against	Abstain
1a. Nicolas Brien	☐	☐	☐
1b. Angela Courtin	☐	☐	☐
1c. Manuel A. Diaz	☐	☐	☐
1d. Michael J. Dominguez	☐	☐	☐
1e. Jeremy J. Male	☐	☐	☐
1f. Peter Mathes	☐	☐	☐
1g. Susan M. Tolson	☐	☐	☐
1h. Joseph H. Wender	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP to serve as OUTFRONT Media Inc.'s independent registered public accounting firm for fiscal year 2022.	☐	☐	☐
3. Approval, on a non-binding advisory basis, of the compensation of OUTFRONT Media Inc.'s named executive officers.	☐	☐	☐

This proxy is solicited on behalf of the Board of Directors of OUTFRONT Media Inc. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR" the election of each of the nominees named in proposal 1 for director and "FOR" proposals 2 and 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D66682-P67376

OUTFRONT MEDIA INC.
Annual Meeting of Stockholders
June 7, 2022, 10:00 AM, EDT
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of OUTFRONT Media Inc., a Maryland corporation, hereby appoint(s) Jeremy J. Male and Louis J. Capocasale, or either of them, as proxies for the undersigned with the full power of substitution in each of them, and hereby authorize(s) them to attend the Annual Meeting of Stockholders to be held at 10:00 AM, EDT on June 7, 2022, via live webcast at www.virtualshareholdermeeting.com/OUT2022, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is/are entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledge(s) receipt of the Annual Report to Stockholders, the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement, each of which are incorporated herein by reference, and hereby revoke(s) any proxy heretofore given with respect to the Annual Meeting of Stockholders.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR DIRECTOR AND "FOR" PROPOSALS 2 AND 3. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side